================================================================================

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                            WASHINGTON MUTUAL, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:

                       [LOGO OF WASHINGTON MUTUAL, INC.]

                         1201 THIRD AVENUE, SUITE 1500
                           SEATTLE, WASHINGTON 98101

                                MARCH 18, 1998

Dear Shareholder:

  You are cordially invited to attend the Annual Meeting of Shareholders of Washington Mutual, Inc. ("Washington Mutual"), which will be held at the Four Seasons Olympic Hotel, 411 University Street, Seattle, Washington, at 10 a.m., Tuesday, April 21, 1998. I look forward to greeting as many of our shareholders as possible.

  At the annual meeting, holders of Washington Mutual common stock will be asked to vote on the following matters: (1) to elect seven directors; (2) to approve an amendment and restatement of the Washington Mutual 1994 Stock Option Plan; and (3) to ratify the appointment of Deloitte & Touche LLP as the independent auditors for Washington Mutual for 1998. All of these proposals are more fully described in the accompanying Notice of Annual Meeting of Shareholders and the Proxy Statement. Your Board of Directors believes the proposals are in the best interests of Washington Mutual and its shareholders and, accordingly, recommends that you vote "FOR" each of them.

  In addition to the specific matters to be acted upon, there will be a report on the progress of Washington Mutual and an opportunity to ask questions of general interest to shareholders.

  Whether or not you attend the annual meeting, it is important that your shares be represented and voted at the annual meeting. Therefore, I urge you to sign, date and promptly return the enclosed proxy in the enclosed postage-paid envelope. If you decide to attend the annual meeting and vote in person, you will, of course, have that opportunity.

                                          Sincerely,

                                          /s/ Kerry K. Killinger

                                          Kerry K. Killinger
                                          Chairman, President and Chief
                                          Executive Officer

                            WASHINGTON MUTUAL, INC.

                              --------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                 APRIL 21, 1998

                              --------------------

  The Annual Meeting of Shareholders of Washington Mutual, Inc. ("Washington Mutual") will be held at the Four Seasons Olympic Hotel, 411 University Street, Seattle, Washington, on Tuesday, April 21, 1998 at 10 a.m. for the following purposes:

  1. To elect one director to hold office until the 1999 Annual Meeting of Shareholders, one director to hold office until the 2000 Annual Meeting of Shareholders and five directors to hold office until the 2001 Annual Meeting of Shareholders and, in each case, until his or her successor is elected and qualified;

  2. To approve an amendment and restatement of the Washington Mutual 1994 Stock Option Plan;

  3. To ratify the appointment of Deloitte & Touche LLP as the independent auditors of Washington Mutual for 1998, and

  4. To transact such other business as may properly come before the annual meeting or any adjournments thereof.

  All of these proposals are more fully described in the Proxy Statement, which follows. Only holders of shares of Washington Mutual common stock at the close of business on March 6, 1998 are entitled to notice of, and to vote at, this annual meeting, and any and all adjournments thereof.

                                        By Order of the Board of Directors,

                                        /s/ William L. Lynch

                                        William L. Lynch
                                        Secretary
Seattle, Washington
March 18, 1998


                                   IMPORTANT

  Whether or not you expect to attend in person, we urge you to sign, date and return the enclosed proxy at your earliest convenience. This will ensure the presence of a quorum at the annual meeting. Promptly signing, dating and returning the proxy will save Washington Mutual the expense and extra work of additional solicitation. An addressed envelope for which no postage is required if mailed in the United States is enclosed for that purpose. Sending in your proxy will not prevent you from voting your stock at the Annual Meeting if you desire to do so, as your proxy is revocable at your option in the manner described in the Proxy Statement.

                            WASHINGTON MUTUAL, INC.
                         1201 THIRD AVENUE, SUITE 1500
                           SEATTLE, WASHINGTON 98101

                             ---------------------

                                PROXY STATEMENT

               FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD

                                APRIL 21, 1998

                             ---------------------

                     SOLICITATION AND REVOCATION OF PROXY

  The enclosed proxy is solicited by the Board of Directors of Washington Mutual, Inc. (the "Company" or "Washington Mutual") to be voted at the Annual Meeting of Shareholders to be held at 10 a.m. on April 21, 1998, or any adjournments thereof (the "Annual Meeting"). The persons named as proxies are William L. Lynch and Marc R. Kittner. The accompanying Notice of Annual Meeting, this Proxy Statement and the accompanying proxy are being first sent to shareholders on or about March 18, 1998.

  At the Annual Meeting, holders of Washington Mutual common stock, no par value per share (the "Common Stock"), will be asked to elect seven directors, one of whom is to hold office until the Annual Meeting of Shareholders in 1999, another to hold office until the Annual Meeting of Shareholders in 2000, and the other five to hold office until the Annual Meeting of Shareholders in 2001 and, in each case, until his or her successor is elected and qualified. Holders of Common Stock will also be asked to approve an amendment and restatement of the Company's 1994 Stock Option Plan (the "1998 Plan Restatement") and to ratify the appointment of Deloitte & Touche LLP as the Company's independent auditors for 1998.

  All shares represented by proxies that are properly executed and returned will be voted in accordance with the instructions noted thereon. In the absence of voting instructions, the shares of Common Stock will be voted for the nominees for director listed herein and on the proxy, for the 1998 Plan Restatement and for the ratification of the Company's independent auditors. A shareholder giving a proxy has the power to revoke it at any time before it is voted. The proxy may be revoked by written notice to the Secretary received at Washington Mutual's offices at 1201 Third Avenue, Suite 1700, Seattle, Washington 98101, before April 21, 1998, or by written notice delivered in person at the Annual Meeting to the Secretary prior to the commencement of the Annual Meeting. Attendance at the Annual Meeting will not, in itself, constitute revocation of a previously granted proxy.

  At the close of business on March 6, 1998, there were 257,935,960 shares of Common Stock outstanding (including 8,000,000 shares of Common Stock held in escrow). Each share of Common Stock is entitled to one vote in each of the matters properly presented at the Annual Meeting. Only shareholders of record at the close of business on March 6, 1998 (the "Record Date") will be entitled to vote at the Annual Meeting.

  The holders of a majority of the Common Stock issued and outstanding and entitled to vote at the Annual Meeting, present in person or represented by proxy, constitute a quorum for purposes of acting on the election of directors, for the approval of the 1998 Plan Restatement and for the ratification of the Company's independent auditors.

  Under applicable law and the Company's Articles of Incorporation and Bylaws, and assuming that a quorum is present, in the election of directors, the persons elected will be those receiving the largest number of votes cast for the relevant class of directors at the Annual Meeting by shares present in person or by proxy. Assuming a quorum is present, approval of the 1998 Plan Restatement requires a vote of a majority of the shares present or represented by proxy and entitled to vote at the Annual Meeting, while ratification of the appointment of Deloitte & Touche LLP as the Company's independent auditors for 1998 requires that more votes favor the action than oppose it. Abstentions and broker non-votes will have no effect on the election of directors or the ratification of the appointment of Deloitte & Touche LLP as the Company's auditors for 1998. However, in the vote for approval of the 1998 Plan Restatement, abstentions and broker non-votes, because they are not affirmative votes, will have the effect of a vote against the proposal. Proxies and ballots will be received and tabulated by ChaseMellon Shareholder Services, L.L.C., the Company's transfer agent and the inspector of elections for the Annual Meeting.

  In addition to mailing this material to shareholders, the Company has asked banks and brokers to forward copies to persons for whom they hold shares of the Common Stock and request authority to execute the proxies. The Company will reimburse the banks and brokers for their reasonable out-of-pocket expenses in doing so. Officers and regular employees of the Company may, without being additionally compensated, solicit proxies by mail, telephone, telegram, facsimile or personal contact. Washington Mutual also intends to employ and pay the fees (estimated to be $5,500) and expenses of D.F. King & Co., Inc., a firm engaged in the business of soliciting the return of proxies. All proxy soliciting expenses will be paid by the Company in connection with the solicitation of votes for the Annual Meeting.

  Except as otherwise noted herein, references in this Proxy Statement to "Washington Mutual" or the "Company" refer to Washington Mutual, Inc., and its subsidiaries on a consolidated basis.

                       PRINCIPAL HOLDERS OF COMMON STOCK

  The following table sets forth information regarding beneficial ownership of Common Stock by each person known to the Company to have owned more than 5% of the outstanding shares of the Common Stock on March 6, 1998. The following is based solely on statements filed with the Securities and Exchange Commission (the "SEC") or other information that the Company believes to be reliable. Each of the named shareholders has sole voting and investment power with respect to the shares shown, except as noted below.

     NAME AND ADDRESS OF                       SHARES OF COMMON STOCK PERCENT OF
     BENEFICIAL OWNER                            BENEFICIALLY OWNED     CLASS
     -------------------                       ---------------------- ----------
     FMR Corp.................................       24,526,982(/1/)     9.51%
     82 Devonshire Street
     Boston, Massachusetts 02109
     Group of partners of

     Keystone Holdings Partners, L.P. ........       17,855,863(/2/)     6.92%
     201 Main Street
     Fort Worth, Texas 76102

     Putnam Investments, Inc..................       14,500,802(/3/)     5.62%
     One Post Office Box Square
     Boston, Massachusetts 02109

---------------------
(/1/) Includes 22,044,068 shares of Common Stock owned by Fidelity Management
      & Research Company and 2,333,614 shares owned by Fidelity Management Trust Company, each a wholly-owned subsidiary of FMR Corp. Edward C. Johnson 3d, members of his family and trusts for their benefit, through ownership of voting common stock of FMR Corp. and the execution of shareholders' voting agreements, may be deemed, under the Investment Company Act of 1940, to form a controlling group with FMR Corp. The number of shares set forth opposite FMR's name in the table also includes 149,300 shares owned by Fidelity International Limited ("Fidelity International"), a corporation operated independently of FMR Corp. Mr. Johnson is the Chairman of FMR Corp. and Fidelity International and, through a partnership controlled by Mr. Johnson and members of his family, owns shares of Fidelity International voting stock with the right to cast 39.9% of the total votes that may be cast. FMR Corp. and Fidelity International may be deemed to constitute a "group" within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, although each disclaims that any such "group" exists.

(/2/) A Schedule 13D was filed by Robert M. Bass; Acadia Partners, L.P., a
      Delaware limited partnership ("Acadia"); Acadia FW Partners, L.P., a Delaware limited partnership ("Acadia FW"); Acadia MGP, Inc., a Texas corporation ("Acadia MGP"); J. Taylor Crandall; Capital Partnership, a Texas general partnership ("Capital"); Margaret Lee Bass 1980 Trust, a trust existing under the laws of Texas ("MLBT"); Panther City Investment Company, a Texas corporation ("Panther City"); W. Robert Cotham; KH Carl Partners, L.P., a Delaware limited partnership ("KH Carl"); Bernard J. Carl; Rosecliff-New American 1988 Partners, L.P., a Delaware limited partnership ("Rosecliff"); and Daniel J. Doctoroff ("Mr. Doctoroff"). The Schedule 13D indicated that, based on overlapping employment and investment relationships, Mr. Bass,

      Acadia, Acadia FW, Acadia MGP, Mr. Crandall, Capital, MLBT, Panther City, Mr. Cotham, KH Carl, Mr. Carl, Rosecliff and Mr. Doctoroff may be deemed to constitute a "group" within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934 (the "Exchange Act"), although the foregoing persons expressly disclaim that any such "group" exists.

      Mr. Bass beneficially owns 12,739,348 shares, approximately 4.9% of the Common Stock outstanding. This number includes 1,901,276 of the shares held in escrow for the benefit of Keystone Holdings Partners, L.P. ("KH Partners") and its transferees pursuant to that certain agreement for merger dated as of July 21, 1996, as amended November 1, 1996, by and among the Company, KH Partners, Keystone Holdings, Inc. ("Keystone Holdings"), and certain of its subsidiaries (the "Keystone Merger Agreement"). Pursuant to the Keystone Merger Agreement, shares of Common Stock received by KH Partners and a governmental entity were placed in escrow pending the outcome of certain litigation between Keystone Holdings and the United States of America (the "Litigation Escrow Shares"). Pursuant to the escrow, KH Partners and its transferees have the sole right to vote the Litigation Escrow Shares received by KH Partners while those shares are in escrow. KH Partners has distributed such voting rights to its partners in accordance with their sharing percentages, and Mr. Bass, as a limited partner of KH Partners, may therefore be deemed to be the beneficial owner of such 1,901,276 Litigation Escrow Shares as to which voting rights have been distributed to him. The shares beneficially owned by Mr. Bass also include 4,965,473 shares held by WAMU Partners, a Texas general partnership ("WAMU" Partners"), of which Mr. Bass and Mr. Crandall may be deemed to share voting and investment power with respect to such shares; 732,473 shares held by Keystone, Inc., a Texas corporation, of which Mr. Bass is the sole stockholder; and 455 shares held by Group Holdings, Inc., a Delaware corporation, of which Keystone, Inc., is the sole stockholder. Acadia beneficially owns 1,151,316 shares of the Common Stock including 1,038,891 Litigation Escrow Shares, and based on their relationship to Acadia, each of Acadia FW, Acadia MGP and Mr. Crandall, as President and sole stockholder of Acadia MGP, may also be deemed the beneficial owner of these 1,151,316 Shares. Capital owns 1,242,531 shares of the Common Stock, including 188,785 Litigation Escrow Shares, and based on their relationship to Capital, each of MLBT, Panther City and Mr. Cotham may also be deemed to be the beneficial owner of these 1,242,531 shares. Rosecliff owns 177,526 Litigation Escrow Shares and Mr. Doctoroff, as sole general partner of Rosecliff, is also deemed to beneficially own these 177,526 shares. Mr. Doctoroff also beneficially owns an additional 106,620 shares of the Common Stock. Mr. Cotham also beneficially owns an additional 1,238 shares of the Common Stock. Mr. Carl beneficially owns 2,298,162 shares of the Common Stock, of which 555,514 shares are owned by KH Carl. Of the total of 2,298,162 shares beneficially owned by Mr. Carl, 383,972 are Litigation Escrow Shares. Acadia MGP also beneficially owns an additional 14,122 shares of the Common Stock and, based on his relationship to Acadia MGP, Mr. Crandall may also be deemed the beneficial owner of these 14,122 shares. Mr. Crandall also beneficially owns an additional 125,000 shares of the Common Stock (including 1,000 shares issuable upon exercise of options granted by the Company to Mr. Crandall) and, based on his relationship to WAMU Partners, Mr. Crandall may also be deemed the beneficial owner of the 4,965,473 shares of the Common Stock held by WAMU Partners.

(/3/) Putnam Investments, Inc. ("Putnam"), a wholly-owned subsidiary of Marsh
      & McLennan Companies, Inc. ("M&MC"), wholly owns Putnam Investment Management, Inc., a registered investment adviser to certain mutual funds, and The Putnam Advisory Company, Inc. ("PACI"), a registered investment adviser to certain institutional clients. Both subsidiaries have dispository power over the shares as investment managers, but each of the mutual funds' trustees has voting power over the shares held by each fund, and PACI has shared voting power over the shares held by the institutional clients. Pursuant to Exchange Act Rule 13d-4, M&MC and Putnam, for purposes of Sections 13(d) and 13(g) of the Exchange Act, disclaim beneficial ownership of the shares set forth opposite Putnam's name in the table.

                     PRINCIPAL HOLDERS OF PREFERRED STOCK

  The Company knows of no person that owned more than 5% of the outstanding shares of the Company's 7.60% Noncumulative Perpetual Preferred Stock, Series E, (the "Series E Preferred Stock") as of March 6, 1998.

            SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

  The following table and accompanying footnotes provide a summary of the beneficial ownership of the Common Stock by (i) directors, (ii) the Company's Chief Executive Officer, (iii) the other executive officers named in the executive compensation table set forth herein and (iv) the directors and executive officers as a group. The following summary is based on information furnished by the respective directors and officers. Each of the named directors and officers has sole voting and investment power with respect to the shares shown, except as noted below.

                                                 COMMON STOCK(/1/)
                                         --------------------------------------
     NAME                                NUMBER OF SHARES      PERCENT OF CLASS
     ----                                ----------------      ----------------
     Douglas P. Beighle.................        15,520(/2/)           *
     David Bonderman....................     2,007,421(/3/)           *
     J. Taylor Crandall.................     6,255,911(/4/)          2.42%
     Craig S. Davis.....................        26,311(/5/)           *
     Roger H. Eigsti....................        11,000(/6/)           *
     John W. Ellis......................        30,500(/7/)           *
     Anne V. Farrell....................         5,000(/8/)           *
     Stephen E. Frank...................        13,050(/9/)           *
     William P. Gerberding..............         7,835(/10/)        *
     Enrique Hernandez, Jr..............        11,700(/11/)        *
     Kerry K. Killinger.................     1,183,889(/12/)        *
     William A. Longbrake...............       337,724(/13/)        *
     Samuel B. McKinney.................         6,250(/14/)        *
     Michael K. Murphy..................         8,250(/15/)        *
     William G. Reed, Jr................        28,375(/16/)        *
     James H. Stever....................        11,800(/17/)        *
     Craig E. Tall......................       272,816(/18/)        *
     S. Liane Wilson....................       212,532(/19/)        *
     Willis B. Wood, Jr.................        18,450(/20/)        *
     All directors and executive
      officers as a group
      (25 persons)......................    10,914,615(/21/)       4.2 %

--------------------
   *   Less than 1%.

 (/1/) None of the above named officers and directors owned any shares of the Series E Preferred Stock as of March 6, 1998. All officers and directors as a group owned 200 shares of the Series E Preferred Stock, representing less than 1% of the class outstanding.

 (/2/) Includes 4,000 shares issuable pursuant to stock options exercisable within 60 days of March 6, 1998, 1,350 shares held in a Keogh plan and 795 shares held in an individual retirement account.

 (/3/) Includes 303,858 shares held by KH Group Management, Inc. ("KH Group"), of which Mr. Bonderman is president and sole stockholder, and 60,952 Litigation Escrow Shares held for the benefit of KH Partners and its transferees pursuant to the Keystone Merger Agreement and as to which voting rights have been distributed to KH Group as a limited partner of KH Partners in accordance with its sharing percentage. Also includes 255,517 Litigation Escrow Shares as to which voting rights have been distributed to Mr. Bonderman in accordance with his sharing percentage as a limited partner of KH Partners. Also includes 111,393 shares owned by Bondo FTW, Inc., of which Mr. Bonderman is president and sole stockholder, 200 shares held by the Bonderman Family Limited Partnership, of which Mr. Bonderman is general partner, and 1,000 shares issuable pursuant to stock options exercisable within 60 days of March 6, 1998.

 (/4/) Includes 4,965,473 shares beneficially owned by WAMU Partners, a Texas general partnership of which Mr. Crandall is the managing partner. Includes 112,425 shares owned by Acadia, and 1,038,891 Litigation
       Escrow Shares held for the benefit of KH Partners and its transferees pursuant to the Keystone Merger Agreement, as to which voting rights have been distributed to Acadia in accordance with its sharing percentage as a limited partner of KH Partners. Includes 14,122 shares owned by Acadia MGP and an additional 55,428 Litigation Escrow Shares held for the benefit of KH Partners and its transferees, as to which voting rights have been distributed to Mr. Crandall in accordance with his sharing percentage as a limited partner of KH Partners. Also includes 1,000 shares issuable pursuant to stock options exercisable within 60 days of March 6, 1998.

 (/5/) Includes 6,667 shares issuable pursuant to stock options exercisable within 60 days of March 6, 1998 and 18,861 shares held pursuant to the Washington Mutual Restricted Stock Plan as Amended and Restated February 18, 1997 (the "Restricted Stock Plan") and subject to divestiture thereunder if Washington Mutual fails to achieve certain earnings goals.

 (/6/) Includes 4,000 shares issuable pursuant to stock options exercisable within 60 days of March 6, 1998.

 (/7/) Includes 4,000 shares issuable pursuant to stock options exercisable within 60 days of March 6, 1998, 25,000 shares held in a Keogh plan and 1,500 shares held in trust for the benefit of Mr. Ellis' grandchildren.

 (/8/) Includes 3,000 shares issuable pursuant to stock options exercisable within 60 days of March 6, 1998.

 (/9/) Includes 11,250 shares issuable pursuant to stock options exercisable within 60 days of March 6, 1998.

(/10/) Includes 4,000 shares issuable pursuant to stock options exercisable within 60 days of March 6, 1998.

(/11/) Includes 11,250 shares issuable pursuant to stock options exercisable within 60 days of March 6, 1998.

(/12/) Includes 568,916 shares issuable pursuant to stock options exercisable within 60 days of March 6, 1998, 84,580 shares held pursuant to the Restated Restricted Stock Plan and subject to divestiture thereunder if Washington Mutual fails to achieve certain earnings goals and 4,848 shares held in an individual retirement account.

(/13/) Includes 26,667 shares issuable pursuant to stock options exercisable within 60 days of March 6, 1998 and 21,093 shares held pursuant to the Restated Restricted Stock Plan and subject to divestiture thereunder if Washington Mutual fails to achieve certain earnings goals.

(/14/) Includes 2,000 shares issuable pursuant to stock options exercisable within 60 days of March 6, 1998.

(/15/) Includes 4,000 shares issuable pursuant to stock options exercisable within 60 days of March 6, 1998 and 1,500 shares held jointly with Mr. Murphy's spouse.

(/16/) All shares are held jointly with Mr. Reed's spouse. Includes 4,000 shares issuable pursuant to stock options exercisable within 60 days of March 6, 1998.

(/17/) Includes 4,000 shares issuable pursuant to stock options exercisable within 60 days of March 6, 1998 and 800 shares held in the Stever Family Foundation, for which Mr. Stever is the President, and 5000 shares that are held jointly with Mr. Stever's spouse and 2,000 shares held in an individual retirement account.

(/18/) Includes 120,999 shares issuable pursuant to stock options exercisable within 60 days of March 6, 1998 and 23,657 shares held pursuant to the Restricted Stock Plan and subject to divestiture thereunder if Washington Mutual fails to achieve certain earnings goals, 831 shares held in an individual retirement account and 6,710 shares held in a Keogh plan.

(/19/) Includes 109,499 shares issuable pursuant to stock options exercisable within 60 days of March 6, 1998 and 23,161 shares held pursuant to the Restricted Stock Plan and subject to divestiture thereunder if Washington Mutual fails to achieve certain earnings goals.

(/20/) Includes 18,000 shares issuable pursuant to stock options exercisable within 60 days of March 6, 1998.

(/21/) Includes 1,086,515 shares issuable pursuant to stock options exercisable within 60 days of March 6, 1998, and shares held pursuant to the Restricted Stock Plan and subject to divestiture thereunder if Washington Mutual fails to achieve certain earnings goals.

                       PROPOSAL 1. ELECTION OF DIRECTORS

  The Board of Directors of Washington Mutual previously consisted of 13 directors, divided into three classes. On July 15, 1997, the Board of Directors was increased to 16 and Stephen E. Frank, Enrique Hernandez, Jr., and Willis B. Wood, Jr., were appointed to fill the three vacancies. Under Washington law, each of these three appointees serves as a director only until the Annual Meeting. Mr. Wood has been nominated to election to a different class than the other two appointed directors to cause the three classes of directors to be approximately equal in number following the Annual Meeting. Otherwise, the members of each class ordinarily serve three-year terms, with one class elected annually. The Board of Directors has nominated each of the following persons for election as a director to serve a one-, two- or three-year term expiring at the Company's Annual Meeting of Shareholders in the year indicated above such person's name:

                               TERM ENDING 1999

                              Samuel B. McKinney

                               TERM ENDING 2000

                              Willis B. Wood, Jr.

                               TERM ENDING 2001

                                 John W. Ellis
                                Anne V. Farrell
                               Stephen E. Frank
                             William P. Gerberding
                            Enrique Hernandez, Jr.

  Each of the nominees has indicated that he or she is willing and able to serve as a director. If any nominee becomes unable or unwilling to serve, the accompanying proxy may be voted for the election of such other person as shall be designated by the Planning and Nominating Committee of the Board of Directors. Unless instructions to the contrary are specified in a properly signed and returned proxy, the proxies will be voted in favor of the seven nominees listed above.

 THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE NOMINEES.

DIRECTORS

  The following table sets forth information regarding each nominee for election as a director and each director whose term of office will continue after the Annual Meeting. Except as otherwise indicated, each director has been engaged in the principal occupation described below for at least five years.

                                                    COMPANY      EXPIRATION OF
     NAME                                    AGE DIRECTOR SINCE TERM AS DIRECTOR
     ----                                    --- -------------- ----------------
     Douglas P. Beighle.....................  65      1989            2000
     David Bonderman........................  55      1997            1999
     J. Taylor Crandall.....................  44      1997            2000
     Roger H. Eigsti........................  55      1992            1999
     John W. Ellis..........................  69      1970            1999
     Anne V. Farrell........................  62      1994            1998
     Stephen E. Frank.......................  56      1997            1998
     William P. Gerberding..................  68      1979            1998
     Enrique Hernandez, Jr..................  42      1997            1998
     Kerry K. Killinger.....................  48      1988            2000
     Samuel B. McKinney.....................  71      1977            1998
     Michael K. Murphy......................  61      1985            1997
     William G. Reed, Jr....................  59      1970            2000
     James H. Stever........................  54      1991            1999
     Willis B. Wood, Jr.....................  63      1997            1998

  Mr. Beighle was a Senior Vice President of The Boeing Company from 1986 to 1997. Mr. Beighle serves as a director of Puget Sound Energy, Inc., and Active Voice Corp.

  Mr. Bonderman is a principal and general partner of TPG, L.P., an investment entity. From 1983 until 1992, Mr. Bonderman was Chief Operating Officer of Keystone, Inc. (formerly Robert M. Bass Group, Inc.), a company owned by Robert M. Bass and principally engaged in investment activities. KH Group, a corporation of which Mr. Bonderman is the sole director and president, is the managing general partner of KH Partners. He is a director of Bell & Howell Company, Inc., Beringer Wine Estates Holdings, Inc., Continental Airlines, Inc., and Denbury Resources, Inc.

  Mr. Crandall has been Chief Financial Officer and Vice President of Keystone, Inc. since October 1986, and President of Acadia MGP, which is the managing general partner of Acadia FW, which is the sole general partner of Acadia, an investment partnership, since 1992. In addition, Mr. Crandall was a Vice President and director of National Re Holdings Corp. from 1989 until 1997 , and served as Treasurer of that company until 1990. From 1976 to 1986, Mr. Crandall was employed by The First National Bank of Boston, where he was Vice President-Corporate Lending at the time of his departure. Mr. Crandall is a director of Bell & Howell Company, Inc., Integrated Orthopedics, Inc., Signature Resorts, Inc., and Specialty Foods, Inc.

  Mr. Eigsti has served as the Chairman of SAFECO Corporation since May 1993 and Chief Executive Officer since January 1992, and he served as President from May 1989 until August 1996, Chief Operating Officer from May 1989 until January 1992, and Executive Vice President and Chief Financial Officer from February 1985 until May 1989. Mr. Eigsti has served as a director of SAFECO Corporation since May 1988.

  Mr. Ellis has served as the Chairman and Chief Executive Officer of Baseball Club of Seattle, Inc. since 1992. Previously, Mr. Ellis served at Puget Sound Energy, Inc. as Chairman from 1988 until 1993 and as Chief Executive Officer from 1970 until 1993. Mr. Ellis also serves as a director of Associated Electric & Gas Insurance Service Ltd., SAFECO Corporation and UTILX Corporation.

  Mrs. Farrell has served as the President and Chief Executive Officer of The Seattle Foundation, a charitable and educational corporate foundation, since 1984. Mrs. Farrell is a director of Blue Cross of Washington and Alaska and PREMARA. Mrs. Farrell also serves as a trustee of the registered investment companies that comprise The Composite Group of Funds (to be renamed the WM Group of Funds). The investment adviser to the funds is an indirect wholly-owned subsidiary of Washington Mutual.

  Mr. Frank has served as President and Chief Operating Officer of Southern California Edison, the largest subsidiary of Edison International, since June 1995. He also serves as a director for both Southern California Edison and Edison International. Mr. Frank was the President and Chief Operating Officer of Florida Power and Light Company from August 1990 until June 1995. From 1988 until 1990 he was Executive Vice President and Chief Financial Officer of TRW, Inc. From 1984 until 1988 Mr. Frank served as Vice President and Treasurer of GTE Corporation and from 1986 until 1988 as its Controller. Mr. Frank is also a director of the Electric Power Research Institute and UNOVA, Inc., and served as a director of Great Western Financial Corporation ("GWFC") until its merger with a subsidiary of the Company in July 1997 (the "Great Western Merger").

  Mr. Gerberding serves as a director of SAFECO Corporation and is a member of the Board of Directors of the Seattle Opera. Mr. Gerberding served as President of the University of Washington from 1979 through 1995.

  Mr. Hernandez is President and Chief Executive Officer of Inter-Con Security Systems. He is also a co-founder and principal partner of Interspan Communications, a television broadcast company serving Spanish-speaking audiences. Prior to becoming the President of Inter-Con, he served as Vice President and Assistant General Counsel and as Executive Vice President of Inter-Con. Mr. Hernandez serves as a director of McDonald's Corporation and Nordstrom, Inc., and served as a director of GWFC until the Great Western Merger in July 1997.

  Mr. Killinger has been Chairman, President and Chief Executive Officer of Washington Mutual, Inc. since its organization in August 1994 for the purpose of serving as the holding company of Washington Mutual Savings Bank ("WMSB") through a plan of reorganization. Mr. Killinger became President and a director of WMSB in 1988, its Chief Executive Officer in 1990 and Chairman of its Board of Directors in 1991. Mr. Killinger has served as a director of the Federal Home Loan Bank of Seattle since 1995 and a director of Simpson Investment Company since 1997.

  Dr. McKinney is the Senior Pastor of Mount Zion Baptist Church in Seattle, Washington.

  Mr. Murphy has been President and Chief Executive Officer of CPM Development Corporation, the parent company of Central Pre-Mix Concrete Company and Inland Asphalt Company, since 1978 and previously served as its Chairman. Mr. Murphy also serves as a trustee of the registered investment companies that comprise The Composite Group of Funds (to be renamed the WM Group of Funds). The investment adviser to the funds is an indirect wholly-owned subsidiary of Washington Mutual.

  Mr. Reed is a director of Simpson Investment Company, the holding company for Simpson Paper Company and Simpson Timber Company, and was Chairman from 1971 to 1996. Mr. Reed also serves as a director of Microsoft Corporation, PACCAR, Inc., SAFECO Corporation and The Seattle Times.

  Mr. Stever retired as the Executive Vice President--Public Policy of US West, Inc. on December 31, 1996, which position he had held since January 1996. He was the Executive Vice President--Public Policy and Human Resources of US West, Inc. from November 1994 to January 1996 and was the Executive Vice President--Public Policy of U.S. West Inc. and US West Communications, Inc. from 1993 until 1994. He was President--Public Policy of US WEST Communications, Inc. from 1990 until 1993 and President--Business Division from 1988 until 1990.

  Mr. Wood is Chairman, Chief Executive Officer and a director of Pacific Enterprises, the holding company of Southern California Gas Company. Previously, Mr. Wood served in various positions, including as an executive officer of Pacific Enterprises' subsidiaries since 1960. He was named President of Pacific Enterprises in 1989, Chief Executive Officer in 1991 and Chairman in 1992. Mr. Wood is also a director of the Automobile Club of Southern California and served as a director of GWFC until the Great Western Merger in July 1997.

ARRANGEMENTS WITH RESPECT TO NOMINATION OF TWO DIRECTORS

  Messrs. Bonderman and Crandall were elected to the Board of Directors as representatives of Robert M. Bass after their nomination by mutual agreement of Mr. Bass and the Company pursuant to the Keystone Merger Agreement. In connection with each annual shareholder meeting at which the term of either of such representatives as a director ends, the Board of Directors will, pursuant to the Keystone Merger Agreement, nominate the one mutually-agreeable representative (or his successor mutually agreeable to the Company and Mr.
Bass) if Mr. Bass and certain of his affiliates beneficially own, as of the record date for such meeting, a number of shares of Common Stock greater than the sum of (i) 8.5 million, plus (ii) 21.3 percent of the Litigation Escrow Shares that have been released as of such date (the "2 Director Total"); however, if as of each such record date, the number of shares of Common Stock beneficially owned by Mr. Bass and certain of his affiliates is fewer than the 2 Director Total, but greater than the sum of (a) 5.0 million, plus (b) 21.3 percent of the Litigation Escrow Shares than have been released as of such date (the "1 Director Total"), the Board of Directors will have no obligation to re-nominate such director and the term of such director will expire. The remaining director will continue on the Washington Mutual Board and be re-nominated if Mr. Bass and certain of his affiliates beneficially own, as of the record date for the meeting at which such director's term as a director ends, a number of shares greater than the 1 Director total. The Board of Directors will have no obligation to re-nominate any representative if Mr. Bass and such affiliates do not maintain beneficial ownership of the 1 Director Total or at least 5% of the outstanding Common Stock on the record date for such meeting.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND ITS COMMITTEES

  The Board of Directors of Washington Mutual has an Audit Committee, a Compensation and Stock Option Committee (the "Compensation Committee"), a Loan and Investment Committee, a Corporate Development Committee, a Corporate Relations Committee and a Planning and Nominating Committee.

  The Audit Committee's function is to meet with management, the internal auditors and the independent auditors to review and evaluate the Company's audited financial statements, internal accounting controls and regulatory examinations and to monitor the Company's compliance with laws, regulations and corporate policy. The Committee currently consists of Messrs. Beighle (Chairman), Eigsti, Evans, Frank, Hernandez and Reed. The Audit Committee met five times in 1997.

  The Compensation Committee reviews and approves compensation policies for all employees; approves the salaries, bonuses and equity compensation of all executive and senior officers of Washington Mutual and its subsidiaries; reviews compensation programs and practices for the Chief Executive Officer; and has supervisory control over the administration of Washington Mutual's compensation, stock option and other equity incentive plans, its pension and retirement plans and its other benefit plans and programs. The Committee currently consists of Messrs. Ellis (Chairman), Beighle, Murphy, Stever and Wood. The Compensation Committee met five times in 1997.

  The Loan and Investment Committee has supervisory control over all investments in, and dispositions of, securities and loans, all purchases of real estate and dispositions of property of Washington Mutual. The Committee currently consists of Messrs. Murphy (Chairman), Beighle, Bonderman, Crandall, Eigsti, Frank, Reed, Stever and Wood and Dr. McKinney. The Loan and Investment Committee met eight times in 1997.

  The Corporate Development Committee was formed in December 1997 to review on a case-by-case basis with Washington Mutual's management all potential acquisitions presented to them. The Committee currently consists of Messrs. Killinger (Chairman), Beighle, Bonderman, Ellis and Wood.

  The Corporate Relations Committee was formed in December 1997 to monitor the Company's charitable giving and community service activities, including implementation of its announced ten-year, $75 billion commitment to community reinvestment. The Committee currently consists of Mrs. Farrell (Chairman) and Messrs. Eigsti, Frank and Gerberding and Dr. McKinney. As Chairman of the Corporate Relations Committee, Mrs. Farrell retains responsibility for the duties she performed as Director Liaison to the Washington Mutual Foundation.

  The Planning and Nominating Committee monitors Washington Mutual's operating and financial condition, reviews and approves Washington Mutual's strategic and operational plans and programs and assists the Board of Directors in policymaking functions. The Committee also recommends persons to fill vacancies on the Board of Directors and reviews the structure and operation of the Board of Directors. Pursuant to the Company's Bylaws the Committee considers shareholder-recommended nominees for the Board of Directors, provided that such shareholder nominations must be submitted to the Company's Secretary not less than 90 days in advance of the mailing of the Proxy Statement as based on the prior year's mailing date. The Committee currently consists of Messrs. Reed (Chairman), Crandall, Ellis, Evans, Gerberding and Hernandez and Mrs. Farrell. The Planning and Nominating Committee met two times in 1997.

  During 1997, the Company's Board of Directors met twelve times. Each director attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of all meetings held by committees on which he or she served.

COMPENSATION OF DIRECTORS

  Non-employee directors are compensated for their services on the Board of Directors and any committees on which they serve. Effective January 1, 1998, each non-employee director is paid an annual retainer fee of $21,000 plus $600 for attendance at purely telephonic board meetings, $1,200 for attendance in person or by telephone at other board meetings, $500 for attendance at purely telephonic committee meetings and $1,000 for attendance in person or by telephone at other committee meetings, plus travel and accommodation expenses, except that Corporate Development Committee members receive an annual fee of $5,000 in lieu of any fees for committee meeting attendance. The Chairman of the Audit Committee receives an additional annual fee of $6,000; the Chairman of the Compensation Committee receives an additional annual fee of $4,000; the Chairman of the Loan and Investment Committee receives an additional annual fee of $3,000; the Chairman of the Corporate Relations Committee receives an additional annual fee of $3,000; and the Chairman of the Planning and Nominating Committee receives an additional annual fee of $2,000. Mr. Killinger receives no compensation as a director.

  In 1998 as in prior years, each non-employee director was given an automatic grant of options to purchase 1,000 shares of Common Stock. If the shareholders approve the 1998 Plan Restatement, each non-employee director will receive options in 1998 to acquire an additional 1,000 shares of Common Stock and, in following years, an automatic annual grant of options to acquire 2,000 shares of Common Stock. The exercise price of the options is the fair market value of the underlying Common Stock on the date of grant.

  In connection with the Great Western Merger, all outstanding options to acquire Great Western common stock became immediately exercisable and converted into options to acquire Common Stock of the Company in amounts and at exercise prices based upon the same rate at which Great Western common stock was exchanged for Common Stock of the Company in the Great Western Merger. As a result, Messrs. Frank, Hernandez and Wood received vested options to acquire 11,250 shares, 11,250 shares, and 18,000 shares, respectively, of Company Common Stock at prices ranging from $17.78 to $31.95 per share.

  Messrs. Frank, Hernandez and Wood have residential loans outstanding with Washington Mutual Bank, F.A. ("WMBFA"), a wholly-owned subsidiary of Washington Mutual. Certain of the loans were made prior to the Great Western Merger by WMBFA's predecessor, Great Western Bank ("GWB") pursuant to the Great Western Home Loan Program (the "GW Home Loan Program") described in this Proxy Statement under "Indebtedness of Management." Interest on those loans is generally at monthly adjustable rates equal to WMBFA's cost of funds plus
 .25%. This rate was approximately 2.2% below that on similar loans to the public in 1997. The economic benefit of preferential loans under the GW Home Loan Program to Messrs. Frank, Hernandez and Wood in 1997 was, respectively, $42,890, $19,560 and $24,120.

  Messrs. Frank, Hernandez and Wood are entitled to certain retirement benefits under an unfunded directors' retirement plan for which Washington Mutual has assumed responsibility as successor to GWFC. Upon termination of service on GWFC's Board of Directors, each eligible director became entitled under the plan to an annual retirement benefit equal to the sum of the annual retainer paid to members of the Board plus twelve times the monthly meeting fee, both as in effect at the time of the director's termination. Benefits are payable for a period equal to the number of years that the eligible director served as a director and will be provided to the surviving spouse or other designated beneficiary following an eligible director's death. Washington Mutual has purchased company owned cost-recovery life insurance on the lives of the participants in the plan. Messrs. Frank and Hernandez are entitled to receive quarterly payments of $11,650 under the plan until October 2008 and Mr. Wood is entitled to receive such payments until October 2011. Each of the three directors received a single payment of $11,650 under the plan in 1997.

  Messrs. Frank, Hernandez and Wood have vested balances in an unfunded deferred compensation plan for certain former directors of GWFC for which Washington Mutual also has assumed responsibility as successor to GWFC. No additional compensation may be deferred under this plan. Washington Mutual has purchased company owned cost-recovery life insurance on the lives of the participants. Interest accrues on fund balances under the plan at enhanced rates. In 1997, the balance of funds in the respective accounts of Messrs. Frank, Hernandez and Wood accrued interest of $19,911, $19,989 and $22,469. Those interest amounts exceeded 120% of the applicable federal long-term rate compounded annually by $1,972, $2,020 and $2,275, respectively, for Messrs. Frank, Hernandez and Wood.

                            EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

  The following table and related notes set forth all compensation received from the Company for the three fiscal years ended December 31, 1997 by the Company's Chief Executive Officer and the four most highly paid executive officers (other than the Chief Executive Officer) who were serving as executive officers at the end of 1997 (collectively, the "Named Executive Officers").

                                                                          LONG-TERM COMPENSATION
                                                                -------------------------------------------
                                   ANNUAL COMPENSATION                        SECURITIES
                              ------------------------------     RESTRICTED   UNDERLYING
NAME AND PRINCIPAL                              OTHER ANNUAL        STOCK       OPTIONS       ALL OTHER
POSITION                 YEAR  SALARY   BONUS   COMPENSATION    AWARD($)(/1/) GRANTED (#) COMPENSATION(/2/)
------------------       ---- -------- -------- ------------    ------------- ----------- -----------------
Kerry K. Killinger...... 1997 $833,336 $575,684   $     0         $      0      135,000       $145,560
 Chairman, President and 1996  560,575  372,900         0          120,000      100,000        123,066
 Chief Executive Officer 1995  509,545  288,000         0          100,000       80,000         49,201

Craig E. Tall........... 1997  333,874  197,473         0                0       40,000         48,452
 Executive Vice
 President               1996  260,004  130,000         0           35,000       28,000         49,625
                         1995  235,008  108,000       277           30,000       20,000         20,213

S. Liane Wilson......... 1997  316,672  197,473         0                0       40,000         46,154
 Executive Vice
 President               1996  240,004  130,000         0           35,000       28,000         49,625
                         1995  205,008  108,000       277           20,000       15,000         16,925

William A. Longbrake.... 1997  311,292  197,473    48,687(3)             0       40,000         11,824
 Executive Vice
 President               1996   58,812   32,500         0                0       20,000              0
 and Chief Financial
 Officer                 1995   78,476        0         0                0            0              0

Craig S. Davis.......... 1997  330,000  160,656    19,222(/4/)           0       20,000         14,131(/5/)
 Executive Vice
 President               1996    7,268        0         0                0            0              0

---------------------
(/1/) The stock awards reflected in this column were granted pursuant to the Restricted Stock Plan. Pursuant to applicable securities regulations, the dollar value of each restricted stock award set forth in the table is based on the fair market value of the Common Stock on the date of grant. The restricted stock awards set forth in this column were granted to Messrs. Killinger and Tall and Ms. Wilson, respectively, (i) on February 20, 1995, in the amounts of 4,938 shares, 1,482 shares, and 988 shares; and (ii) on January 16, 1996 in the amounts of 4,324 shares, 1,261 shares, and 1,261 shares. The restrictions on all such shares of restricted stock lapse at a rate of 20% per year from the date of grant. Dividends will be paid on the restricted stock during the restricted period. The value of restricted stock set forth in this column includes only stock on which the lapsing of restrictions is based upon other than performance-based criteria. Stock awards granted to the Named Executive Officers that carry restrictions based upon performance conditions are not reflected in this column, but are included in the "Long-Term Incentive Plan Awards Table," which appears elsewhere.

      The number and value of the aggregate restricted stock holdings of each of the Named Executive Officers, including restricted stock awards reported as long-term incentive plan awards and shares acquired through the reinvestment of dividends paid on the restricted stock initially awarded and excluding shares with respect to which restrictions have lapsed, based on the value of the Common Stock as of the close of trading on December 31, 1997, is set forth in the table below:

                                                      NUMBER       VALUE AT
     NAME                                            OF SHARES DECEMBER 31, 1997
     ----                                            --------- -----------------
     Kerry K. Killinger.............................  84,811      $5,412,044
     Craig E. Tall..................................  23,657       1,509,624
     S. Liane Wilson................................  23,243       1,483,206
     William A. Longbrake...........................  21,167       1,350,730
     Craig S. Davis.................................  18,908       1,206,576

(/2/) The amounts shown in this column include the following:

  (a) Profit sharing and Company matching contributions under the Company's Retirement Savings and Investment Plan (the "RSIP") during fiscal 1997 of $9,300 for each of Messrs. Killinger, Tall and Longbrake and Ms. Wilson. Mr. Davis was not eligible for profit sharing in 1996, but the Company made matching contributions of $4,800 under the RSIP for Mr. Davis in 1997. Mr. Longbrake was not eligible for profit sharing and did not participate in the RSIP in 1996.

  (b) Allocations under the Company's Supplemental Employee Retirement Plan (the "SERP") during fiscal 1997 of $74,607, $21,883, $7,815, and
      $20,443 to the accounts of Messrs. Killinger, Tall and Davis, and Ms. Wilson, respectively. The SERP is a nonqualified, non-contributory plan of deferred compensation to provide benefits that exceed certain limits imposed by federal tax laws on benefit accruals under the Company's Cash Balance Pension Plan (the "Pension Plan") and RSIP.

  (c) Allocations under the Supplemental Executive Retirement Accumulation Plan (the "SERAP") during fiscal 1997 of $61,653, $17,269, $2,524, and
      $16,411 to the accounts of Messrs. Killinger, Tall and Longbrake and Ms. Wilson, respectively. The purpose of this plan is to provide retirement benefits for certain executive employees of the Company and its affiliates. The level of benefits under the SERAP is determined by the Company's Compensation and Stock Option Committee.

(/3/) Includes relocation expenses of $41,137 paid pursuant to Washington
      Mutual's relocation plan, for which key managerial personnel generally are eligible (the "Relocation Plan"). Also includes reimbursement of $7,549 for taxes paid and taxes on taxes paid ("full tax gross-up") on relocation expenses, to which certain senior level personnel, including Executive Vice Presidents, are entitled under the Relocation Plan.

(/4/) Includes reimbursement of relocation expenses of $14,147 under the Relocation Plan and full tax gross-up of $5,075 on such expenses.

(/5/) Includes, in addition to amounts set forth in note 2 to this Summary
      Compensation Table, $1,516 of interest paid in excess of 120% of the applicable federal long-term rate compounded annually on the balance of funds in an unfunded deferred compensation plan for certain former employees of American Savings Bank, F.A. ("ASB"). ASB became a subsidiary of the Company upon the merger of Keystone Holdings with and into Washington Mutual on December 20, 1996 pursuant to the Keystone Merger Agreement. No additional compensation may be deferred under this plan.

GRANTS OF STOCK OPTIONS IN 1997

  The following table sets forth information on stock option grants during fiscal 1997 to the Named Executive Officers. The options set forth in the table below were granted on December 16, 1997, as a part of recipient's 1998 compensation.

                                                                          POTENTIAL REALIZABLE
                                                                            VALUE AT ASSUMED
                                                                         ANNUAL RATES OF STOCK
                                                                         PRICE APPRECIATION FOR
                                                                                TEN YEAR
                         NUMBER OF     PERCENT OF                           OPTION TERM(/2/)
                         SECURITIES   TOTAL OPTIONS                      ----------------------
                         UNDERLYING    GRANTED TO   EXERCISE
                             OPTIONS  EMPLOYEES IN   PRICE    EXPIRATION     5%         10%
NAME                      GRANTED(/1/) FISCAL YEAR  ($/SHARE)    DATE       ($)         ($)
----                     ----------   ------------- --------  ---------- ---------- -----------
Kerry K. Killinger......  147,000         13.1      $67.375    12/16/07  $6,228,651 $15,784,625
Craig E. Tall...........   45,000          4.0       67.375    12/16/07   1,906,730   4,832,028
S. Liane Wilson.........   45,000          4.0       67.375    12/16/07   1,906,730   4,832,028
William A. Longbrake....   45,000          4.0       67.375    12/16/07   1,906,730   4,832,028
Craig S. Davis..........   45,000          4.0       67.375    12/16/07   1,906,730   4,832,028

---------------------
(/1/) Each of the options reflected in this table was granted to the respective
      Named Executive Officer pursuant to the Washington Mutual 1994 Stock Option Plan. The exercise price of each option is equal to the fair market value of Common Stock on the date of grant. The options have a 10-year term and vest over three years.

(/2/) These assumed rates of appreciation are provided in order to comply with the requirements of the SEC and do not represent the Company's expectation as to the actual rate of appreciation of the Common Stock. These gains are based on assumed rates of annual compound stock price appreciation of 5% and 10% from the date the options were granted over the full option term. The actual value of the options will depend on the performance of the Common Stock and may be greater or less than the amounts shown.

AGGREGATE OPTION EXERCISES IN 1997 AND YEAR-END OPTION VALUES

  The following table sets forth information on the exercise of stock options during fiscal 1997 by each of the Named Executive Officers and the value of unexercised options at December 31, 1997.

                                                NUMBER OF SECURITIES
                                               UNDERLYING UNEXERCISED     VALUE OF UNEXERCISED
                           SHARES                      OPTIONS            IN-THE-MONEY OPTIONS
                         ACQUIRED ON  VALUE    AT FISCAL YEAR END (#)    AT FISCAL YEAR END ($)
                          EXERCISE   REALIZED ------------------------- -------------------------
NAME                         (#)       ($)    EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
----                     ----------- -------- ----------- ------------- ----------- -------------
Kerry K. Killinger......       0         0      568,916      123,334    $26,291,136  $3,109,044
Craig E. Tall...........       0         0      120,999       36,001      5,247,547     901,632
S. Liane Wilson.........       0         0      136,166        9,334      5,213,369     336,612
William A. Longbrake....       0         0       20,000       40,000        451,261     902,518
Craig S. Davis..........       0         0        6,667       13,333        141,260     282,500

LONG-TERM INCENTIVE PLAN AWARDS TABLE

  In December 1997, the Compensation Committee approved performance-based awards of restricted stock under the Restricted Stock Plan to approximately 43 officers, including Messrs. Killinger, Tall, Davis and Longbrake and Ms. Wilson. The restrictions on these awards will lapse only upon the Company's achievement of certain targeted levels of cumulative return on common equity ("ROCE").

  Performance-based restricted stock awards were introduced in 1996 because the Compensation Committee believes that (i) conditioning the lapse of restrictions on awards of restricted stock on achievement of a specified goal for ROCE will promote increased shareholder value and (ii) that performance-based restricted stock awards will lead to the attainment of more appropriate levels of long-term incentive awards. The following table sets forth information on the awards of restricted stock during fiscal 1997 to each of the Named Executive Officers that include performance-based conditions to the lapsing of restrictions.

                                                             ESTIMATED FUTURE PAYOUTS
                                                                      UNDER
                                                                 NON-STOCK PRICE
                                                                   BASED PLANS
                                                            --------------------------
                                                                        TARGET MAXIMUM
                                   PERFORMANCE PERIOD UNTIL  THRESHOLD  NUMBER NUMBER
                         NUMBER OF      MATURATION OR        NUMBER OF    OF     OF
NAME                      SHARES           PAYMENT          SHARES(/1/) SHARES SHARES
----                     --------- ------------------------ ----------- ------ -------
Kerry K. Killinger......  31,910          2000-2002(/2/)      12,764    31,910 31,910
Craig E. Tall...........   4,452          2000-2002(/3/)       1,781     4,452  4,452
S. Liane Wilson.........   4,452          2000-2002(/3/)       1,781     4,452  4,452
William A. Longbrake....   4,452          2000-2002(/3/)       1,781     4,452  4,452
Craig S. Davis..........   8,163          2000-2002(/3/)       3,265     8,163  8,163

---------------------
(/1/) Amount payable if, in each measurement year, cumulative ROCE for all completed fiscal years since the beginning of the applicable performance measurement period is at the threshold.

(/2/) The four-year performance measurement period commenced on January 1, 1998 and ends on December 31, 2002. Restrictions on up to one-third of the shares lapse on April 1, 2000 if the cumulative ROCE for the two preceding fiscal years equals or exceeds the target. Restrictions on up to two-thirds of the shares lapse on April 1, 2001 (regardless of whether restrictions on any of the shares lapsed on April 1, 2000) if the cumulative ROCE for the three preceding fiscal years equals or exceeds the target. Restrictions on all of the shares lapse on April 1, 2002 (regardless of whether restrictions on any of the shares previously lapsed) if the cumulative ROCE for the preceding four fiscal years equals or exceeds the target. In addition, if the cumulative ROCE for the relevant number of preceding fiscal years on April 1, 2000, 2001 or 2002 is below the target but in excess of a minimum threshold, then there will be pro rata lapsing. Pro rata lapsing will be based on a 10% reduction in the total number of shares on which restrictions lapse on such date for every 1% that the cumulative ROCE for the relevant measurement period is below the target, up to a maximum of 6%.

(/3/) The five-year performance measurement period commenced on January 1, 1997 and ends on December 31, 2002. Restrictions on up to one-third of the shares lapse on April 1, 2000 if the cumulative ROCE for the three preceding fiscal years equals or exceeds the target. Restrictions on up to two-thirds of the shares lapse on April 1, 2001 (regardless of whether restrictions on any of the shares lapsed on April 1, 2000) if the cumulative ROCE for the four preceding fiscal years equals or exceeds the target. Restrictions on all of the shares lapse on April 1, 2002 (regardless of whether restrictions on any of the shares previously lapsed) if the cumulative ROCE for the five preceding fiscal years equals or exceeds the target. In addition, if the cumulative ROCE for the relevant number of preceding fiscal years on April 1, 2000, 2001 or 2002 is below the target but in excess of a minimum threshold, then there will be pro rata lapsing of restrictions. Pro rata lapsing will be based on a 10% reduction in the total number of shares on which restrictions lapse on such date for every 1% that the cumulative ROCE for the relevant measurement period is below the target, up to a maximum of 6%.


                         PENSION PLANS AND AGREEMENTS

CASH BALANCE PENSION PLAN

  Pursuant to the terms of the Cash Balance Pension Plan (the "Pension Plan"), participants annually receive benefit accruals based upon eligible compensation and interest credits on current and prior benefit accruals. Through December 31, 1994, the Pension Plan annually credited each participant with 3% of total eligible cash compensation. Beginning January 1, 1995, the crediting rate is based on years of service with Washington Mutual. For service up to four years, the benefit credit is 2.5%; for service from five to nine years, the benefit credit is 3%; for 10 or more years, the benefit credit is 4%. Eligible cash compensation includes base salary, incentive payments, bonuses and overtime. Effective October 1, 1995, the Pension Plan annually credits interest on all benefit accruals at the rate quoted for the yield on U.S. government securities adjusted to a constant maturity of 30 years at the beginning of each Pension Plan year. The interest credit rate for 1997 was 6.55%. Participants may elect to receive, at the time of termination, a lump sum distribution of their vested balances or an annuitized payment from the Pension Plan's Trust Fund. The Pension Plan complies with the Employee Retirement Income Security Act of 1974 (ERISA). In general, all employees become eligible to participate in the Pension Plan beginning with the quarter following completion of one year of service with Washington Mutual during which they work a minimum of 1,000 hours. An employee's balance in the Pension Plan becomes vested at a graduated rate after two years of service, with full vesting after five years of active service. There are no employee contributions to the Pension Plan.

  The following is an estimate of annual benefits payable upon retirement at normal retirement age to each of the Named Executive Officers under the Pension Plan. These projections are based on an average interest crediting rate of 5.99% and are not subject to any deduction for Social Security or other offset amounts.

                                                          ESTIMATED ANNUAL
     NAME                                            BENEFITS AT 65 YEARS OF AGE
     ----                                            ---------------------------
     Kerry K. Killinger.............................           $48,569
     Craig E. Tall..................................            33,635
     S. Liane Wilson................................            24,447
     William A. Longbrake...........................            11,112
     Craig S. Davis.................................            18,284

INDEBTEDNESS OF MANAGEMENT

  Except as set forth in the table below, no executive officer or director of the Company was indebted to the Company or its subsidiaries at any time since the beginning of 1997 in an amount in excess of $60,000. The lender for the residential loans described below is WMBFA, and in each case the loan is secured by a deed of trust or mortgage on the respective residence of the Named Executive Officer or director.

                           LARGEST AMOUNT
                                 OF                               INDEBTEDNESS     CURRENT
                            INDEBTEDNESS   NATURE OF             OUTSTANDING AT    INTEREST
   NAME AND POSITION        DURING 1997   INDEBTEDNESS           MARCH 6, 1998     RATE(%)
   -----------------       -------------- ------------           --------------    --------
   Stephen E. Frank          $1,358,713   Residential(/1/)         $        0(/2/)   N/A
    Director                  1,055,330   Residential(/1/)          1,036,689       5.093
                                923,786   Residential(/3/)(/4/)       923,786       7.690

   Enrique Hernandez, Jr.       906,967   Residential(/1/)            888,813       5.093
    Director

   Willis B. Wood, Jr.          702,213   Residential(/1/)            686,435       5.093
                                390,825   Residential(/1/)            383,531       5.093

   William A. Longbrake         499,273   Residential(/5/)            412,446       7.263
    Executive Vice
    President and Chief
    Financial Officer

---------------------

(/1/) Interest on the loans is payable at monthly adjustable rates equal to WMBFA's cost of funds plus .25%. The rates were approximately 2.2% below similar loans to the public during 1997. The loans were made by GWB prior to the Great Western Merger, to Messrs. Frank, Hernandez and Wood as directors of GWFC pursuant to the GW Home Loan Program. Under the GW Home Loan Program, employees, officers and directors of GWFC and its affiliates could obtain loans in amounts up to 90% of the appraised value of their primary and secondary residences. Executive officers and directors that had loans outstanding under the GW Home Loan Program at the time of the Great Western Merger were entitled to continue their participation, because all participants were protected against adverse amendments to the terms of existing loans or suspensions of the GW Home Loan Program following a change in control. GWB stopped approving applications for the GW Home Loan Program prior to the Great Western Merger by agreement with Washington Mutual.

(/2/) This loan was repaid in May 1997.

(/3/) The term for this loan commenced June 1997.

(/4/) This monthly adjustable rate loan was made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and did not involve more than the normal risk of collectability or present other unfavorable features.

(/5/) Mr. Longbrake obtained this monthly adjustable rate loan from GWB in October 1996, before the Great Western Merger. The loan was made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and did not involve more than the normal risk of collectability or present other unfavorable features.

EMPLOYMENT, TERMINATION AND CHANGE OF CONTROL AGREEMENTS

  Washington Mutual has entered into a separate employment agreement with each of the Named Executive Officers for a term that continues until either the Board of Directors in its sole discretion or the Named Executive Officer in his or her sole discretion terminates the respective agreement in accordance with its terms. These agreements replace the employment agreements pursuant to which the Named Executive Officers received compensation in 1997. The Gross-Up Payment provision described below is new.

  Under the employment agreements, the annual salary of the Named Executive Officer is determined by the Compensation Committee of the Board of Directors, which has set 1998 salaries at $900,000, $400,000, $390,000, $380,000 and
$390,000, respectively, for Messrs. Killinger, Tall, Davis and Longbrake and Ms. Wilson. Upon termination for any reason upon or within three years after a Change in Control, or upon resignation for Good Cause upon or within three years after a Change in Control (as Change in Control and Good Cause are defined in the individual employments agreements), the Named Executive Officer will be paid three times his or her total annual compensation including the greater of salary and target bonus for the calendar year in which the termination occurs (if established before the termination) or salary and actual bonus for the prior calendar year (annualized if the Named Executive Officer was not employed by the Company for the entire calendar year), but excluding grants of stock options or restricted stock. In addition, all of the Named Executive Officer's outstanding, unvested options will immediately vest and become exercisable, and, subject to prior approval of the Compensation Committee, restrictions on all or certain grants of the Named Executive Officer's restricted stock will immediately lapse. Mr. Killinger's agreement provides that he also shall be entitled to such cash payments and equity acceleration (the "Severance Payment") if he is terminated other than for Cause (as defined in Mr. Killinger's agreement), whether or not a Change in Control has occurred.

  Under the terms of the agreements, if the Severance Payment constitutes a "parachute payment" under Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), the agreement provides for payment of an additional amount (the "Gross-Up Payment") to the Named Executive Officer within a specified period of time. The Gross-Up Payment would be equal to the amount necessary to cause the net amount retained by the Named Executive Officer, after subtracting the parachute excise tax imposed by Section 4999 of the Code (the "Excise Tax") and any federal, state and local income taxes, FICA tax and Excise Tax on the Gross-Up Payment, to be equal to the net amount the Named Executive Officer would have retained had no Excise Tax been imposed and no Gross-Up Payments been paid.

  In addition, Mr. Killinger entered into a deferred bonus arrangement with Washington Mutual pursuant to which certain deferred bonus amounts and accrued interest thereon are payable to Mr. Killinger upon death, resignation or retirement. As of December 31, 1997, the accrued benefits under such arrangement totaled $141,379.

  The following Report of the Compensation Committee and the Performance Graphs included in this Proxy Statement shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

             REPORT OF THE COMPENSATION AND STOCK OPTION COMMITTEE

OVERVIEW

  As part of its duties, the Compensation Committee of the Board of Directors develops and administers Washington Mutual's executive and senior officer compensation programs, makes awards of restricted stock and stock options, and establishes and administers annual and long-term incentive compensation plans for executive and senior management. The Compensation Committee also makes recommendations to the Board of Directors with respect to the compensation philosophy, programs and practices for the Chief Executive Officer of Washington Mutual, including annual and long-term incentive compensation plans. The compensation of Washington Mutual's executive officers for 1997 consisted of a combination of base salary, restricted stock awards under the Restricted Stock Plan, cash bonus awards under the Company's Bonus and Incentive Plan for Executive Officers and Senior Management (the "Bonus Plan"), option grants under Washington Mutual's 1994 Stock Option Plan (the "Original Stock Option Plan"), allocations under investment and retirement plans generally available to employees and under the Company's Supplemental Executive Retirement Accumulation Plan, benefits generally available to employees and certain additional perquisites that vary with the level of responsibility. The Compensation Committee is comprised of independent directors, none of whom is or has been an employee of Washington Mutual. The Compensation Committee utilizes an independent compensation consultant to assist it in its deliberations.

COMPENSATION POLICY

In determining the compensation for a particular executive or senior officer, the Compensation Committee is guided by the following objectives:

  . Attracting and retaining highly qualified officers by maintaining competitive compensation packages for officers;

  . Motivating those officers to achieve and maintain superior performance levels;

  . Maintaining compensation packages that are equitable relative to efforts, skills and responsibility of the officer when compared to other positions in Washington Mutual; and

  . Making a significant portion of each officer's total compensation package at risk and dependent on Company performance and creation of long-term shareholder value.

  The Compensation Committee believes that total compensation for executive and senior officers should be sufficiently competitive with compensation paid by financial institutions of a similar size, with lines of business, geographic dispersion and market place position similar to Washington Mutual so that the Company can attract and retain qualified officers who will contribute to Washington Mutual's long-term success. The independent compensation consultant provides a market survey of such information for use by the Compensation Committee in its deliberations. When the Compensation Committee first established 1997 compensation levels, the market survey included nine companies that also were included in the Standard & Poor's ("S&P") Financial Index used in the stock performance graph located elsewhere in this Proxy Statement. The compensation survey group differed from the S&P Financial Index group in that it included a larger number of savings institutions and also more regional commercial banks that approximated the asset size of the Company. Base salary and target bonus were both positioned at market median levels for each position.

  Washington Mutual's merger with Keystone Holdings in December 1996 and the Great Western Merger in July 1997 quadrupled the asset size of the Company. The mergers transformed Washington Mutual from a regional financial services institution whose activities were concentrated in Washington, Oregon and Utah into a company with operations in 36 states, including California, where it is the third largest depository institution.

  While the Keystone Transaction was contemplated at the time that the independent consultant prepared the market survey on which 1997 compensation originally was based, the Great Western Merger was not. After the Great Western Merger, the market survey no longer represented financial institutions sufficiently similar to Washington Mutual in size, lines of business, geographic dispersion and market place position to produce meaningful targets for competitive compensation levels. Therefore, the independent consultant was asked to conduct a new market survey. The new survey was conducted in July and August 1997. Forty-three of the companies included in the new survey are included in the S&P Financial Index. The Compensation Committee considered the results at its October meeting and, based on the new market median data, adjusted base salaries and target bonuses upward retroactively to September 1, 1997. The Compensation Committee did not change the performance criteria on which cash bonuses were based.

  Compensation payments in excess of $1 million to the Chief Executive Officer or the Company's other Named Executive Officers are subject to a limitation on deductibility under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). Certain performance-based compensation is not subject to the limitation on deductibility. Stock option grants under the Original Stock Option Plan, cash bonuses granted under the Bonus Plan and restricted stock awards made under Section 6.6 of the Restricted Stock Plan are intended to qualify for the performance-based exception to the $1 million limitation on deductibility of compensation payments. The Compensation Committee nevertheless retains the discretion to provide non-deductible compensation to reward performance that increases the long-term value of the Company.

SALARY

  The Compensation Committee evaluates the individual performance of the executive officers based on performance reviews by the Chief Executive Officer. In evaluating an executive officer, the Compensation Committee qualitatively reviews the significance of the position that the officer held and the officer's experience and contribution, based on an assessment of the officer's management skills, judgment and support of corporate values and priorities. The Compensation Committee sets base salary levels for the executive officers, and recommends to the Board of Directors a base salary level for the Chief Executive Officer, based primarily on the market data provided by the outside consultant and the performance of each executive officer for the previous year. The Compensation Committee determines the closest comparable position in the market data and then adjusts the recommended target based on specific job responsibilities within the Company and the individual performance review. The base salary component is intended to be at market median salaries. The Compensation Committee made an upward adjustment in the executive officers' salaries as of September 1, 1997, based on the new market median data compiled by the independent consultant after the Great Western Merger.

RESTRICTED STOCK

  For 1997 the Compensation Committee used grants of restricted stock as a component of compensation to recognize individual performance and provide a long-term incentive for creation of shareholder value and to encourage the recipient to remain at Washington Mutual. The value of one-fifth of the restricted stock award was combined with the base salary and cash bonus components and was compared to total cash compensation as disclosed by market surveys. The Compensation Committee also evaluates the attainment of previously established financial and business goals and key performance indicators that are long-term determinants of shareholder value, including ROCE and operating efficiency, in determining the grant of restricted stock to individual executive officers. The Compensation Committee approved performance-based grants of restricted stock to approximately 40 officers as part of their 1997 compensation. Restrictions on up to one-third of the shares lapse in 2000, up to two-thirds in 2001, and all restrictions lapse in 2002, only if the Company achieves certain targeted levels of cumulative ROCE, a measure of shareholder value.

CASH BONUS AWARD

  Each year, in its determination of bonuses for executive officers, the Compensation Committee first identifies a target bonus based on the market survey provided by its outside consultant. The target bonus is set based on market data regarding competitive levels for bonuses. Executive officers are entitled to receive some percentage of the target bonus based on the Company's achievement of established business goals that are long-term determinants of shareholder value. For 1997, 60% of the target bonus depended on Washington Mutual achieving its goal for cumulative ROCE and 40% depended on achieving its goal for operating efficiency. No bonus would be paid if Washington Mutual did not achieve an established minimum return on average assets. Executive officers could receive up to 150% of their target bonus if Washington Mutual exceeded its business targets, which is indicative of the creation of long-term shareholder value. Based on the new comparative data produced after the Great Western Merger, target bonuses were adjusted upward as of September 1, 1997. For 1997, executive officers received 100.4% of their original target bonuses and an additional increment equal to 100.4% of the excess of their adjusted annual target bonuses over their original target bonuses prorated for the period September 1 through December 31, 1997. For 1998, the Compensation Committee has adopted business goals for the Bonus Plan that again base 60% of the target bonus on cumulative ROCE and 40% on operating efficiency.

STOCK OPTIONS

  Awards of stock options under the Original Stock Option Plan are designed to provide long-term incentives for executive officers that are directly linked to the enhancement of long-term shareholder value. The Compensation Committee selects the executive officers who will receive stock options and determines the number of shares subject to each option. The size of the individual option grants is generally intended to reflect an officer's position within Washington Mutual and his or her performance and contributions to the Company. In determining the size of the option grant, the Compensation Committee also analyzes the value of the options using an option valuation methodology.

CEO COMPENSATION

  Compensation for Washington Mutual's Chief Executive Officer, Mr. Killinger, was determined based on the same general policies and criteria as the compensation for the other executive officers. Mr. Killinger's base salary, target bonus and restricted stock grant for 1997 were set in December 1996 after review of the outside consultant's original market survey and consideration of the financial and operating results of Washington Mutual in fiscal 1996 and the Company's 1997 financial and business plans. As with all other executive officers, Mr. Killinger's base salary and target bonus were adjusted upward as of September 1, 1997. Based on the factors set out in "Cash Bonus Award," Mr. Killinger's bonus for 1997 was calculated in the same manner as described above for the other executive officers.

  In evaluating Mr. Killinger's performance, the Compensation Committee uses both quantitative and qualitative criteria such as Washington Mutual's financial performance, which is indicative of the creation of shareholder value; capital strength; asset quality; operating efficiency; expansion during the previous year; the resulting size and quality of the organization; Mr. Killinger's leadership of the Company; and his industry and community leadership. The Compensation Committee's assessment of Mr. Killinger's performance was reviewed with the Board of Directors. In determining the size of Mr. Killinger's option grant, the Compensation Committee reviews the market survey or, as the case may be, surveys provided by the outside consultant. Based on these considerations, as compensation for 1997, Mr. Killinger was awarded an option to purchase 135,000 shares. The Compensation Committee concluded that Mr. Killinger's performance in 1997 fully supported the total compensation awarded.

                                       John W. Ellis, Chairman
                                       Douglas P. Beighle
                                       Michael K. Murphy
                                       James H. Stever
                                       Willis B. Wood, Jr.

                               PERFORMANCE GRAPH

  The following two graphs compare the cumulative total shareholder return (stock price appreciation plus reinvested dividends) on Washington Mutual Common Stock against the cumulative total return of the S&P 500 Composite Index and the S&P Financial Index since 1992 and since Washington Mutual first became a publicly traded company on March 11, 1983, respectively. The graphs assume that $100 was invested on, respectively, December 31, 1992 and March 11, 1983 in each of the Company Common Stock, the S&P 500 Composite Index and the S&P Financial Index, and that all dividends were reinvested. Management of Washington Mutual cautions that the stock price performance shown in the graphs below should not be considered indicative of potential future stock price performance.

                     COMPARISON OF CUMULATIVE TOTAL RETURN
                 AMONG THE COMMON STOCK OF WASHINGTON MUTUAL,
                         THE S&P 500 COMPOSITE INDEX,
                          AND THE S&P FINANCIAL INDEX

                [TOTAL SHAREHOLDER RETURNS CHART APPEARS HERE]

                           Base
                          Period
Company/Index             Dec-92   Dec-93   Dec-94   Dec-95   Dec-96   Dec-97
-------------             -------  ------   ------   ------   ------   ------
WASHINGTON MUTUAL INC.      100    109.96    79.61   141.17   217.50   326.20
S&P FINANCIAL INDEX         100    111.10   107.17   165.44   223.63   331.21
S&P 500 INDEX               100    110.08   111.53   153.45   188.68   251.63

                     [INDEXED RETURNS CHART APPEARS HERE]

                              Base
                             Period
Company/Index                Mar-83  Dec-83  Dec-84  Dec-85  Dec-86  Dec-87
-------------                ------  ------  ------  ------  ------  ------
WASHINGTON MUTUAL INC.         100   106.00   92.99  137.02  281.20  263.99
S&P 500 INDEX                  100   111.35  118.28  155.70  184.69  194.26
S&P FINANCIAL INDEX            100    99.18  108.49  154.64  167.02  139.02

Company/Index                Dec-88   Dec-89   Dec-90   Dec-91    Dec-92
-------------                ------   ------   ------   ------   --------
WASHINGTON MUTUAL INC.       268.61   365.43   245.10   698.89   1,066.19
S&P 500 INDEX                226.31   297.80   288.51   376.04     404.66
S&P FINANCIAL INDEX          164.23   217.79   171.14   257.65     317.68

Company/Index                 Dec-93   Dec-94   Dec-95    Dec-96    Dec-97
-------------                --------  ------  --------  --------  --------
WASHINGTON MUTUAL INC.       1,172.34  848.84  1,505.11  2,318.92  3,477.93
S&P 500 INDEX                  445.45  451.33    620.93    763.50  1,018.22
S&P FINANCIAL INDEX            352.94  340.45    524.37    708.78  1,049.76

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Under Section 16(a) of the Securities Exchange Act of 1934, and the regulations thereunder, Washington Mutual's directors, executive officers and beneficial owners of more than 10% of any registered class of Washington Mutual equity securities are required to file reports of their ownership, and any changes in that ownership, with the SEC. Based solely on its review of copies of these reports and on written representations from such reporting persons, Washington Mutual believes that during fiscal year 1997, such persons filed all ownership reports and reported all transactions on a timely basis, except as follows: Mr. John W. Ellis had one late filing on an amended Form 4 to correct the original report for a single transaction; shares attributable to Ms. Fay L. Chapman inadvertently were omitted from Ms. Chapman's report on Form 3 and reported, instead, on her Form 5 report for 1997; and two gifts made by Mr. Norman H. Swick to his minor children were reported late on an amendment to his Form 5 report for 1997.

      PROPOSAL 2. APPROVAL OF THE WASHINGTON MUTUAL AMENDED AND RESTATED
                            1994 STOCK OPTION PLAN

  The Board of Directors is submitting an amendment and restatement of the Company's Original Stock Option Plan to the Company's shareholders for approval. A copy of the Original Stock Option Plan, as proposed to be amended and restated (the "1998 Plan Restatement"), is attached as Appendix A to this proxy statement. Like the Original Stock Option Plan, the 1998 Plan Restatement would provide for "incentive stock options" that qualify under
Section 422 of the Code and options not so qualified ("nonqualified options") to purchase Common Stock to be granted to employees, consultants, advisors of the Company or its affiliates and members of the Board who are not employees of the Company or any of its affiliates ("Participants"). Consistent with the Company's practice under the Original Stock Option Plan, it is anticipated that the majority of options available under the 1998 Plan Restatement would be granted to the Company's senior management. The 1998 Plan Restatement would not adversely affect any outstanding options granted under the Original Stock Option Plan.

KEY DIFFERENCES FROM THE ORIGINAL STOCK OPTION PLAN

  Authorized Shares. A committee comprised of two or more members of the Board of Directors (the "Committee") would administer, construe and interpret the 1998 Plan Restatement. The 1998 Plan Restatement is intended to provide the Committee with the ability to make awards of stock options to a greater number of Participants by increasing the number of shares that may be issued pursuant to the exercise of options granted under the Original Stock Option Plan. The number of eligible Participants has increased significantly in the last year due to expansion of the Company's operations through acquisitions. The maximum aggregate number of shares of stock that could be issued under the Original Stock Option Plan would be increased by 8,000,000 shares to 12,000,000 under the 1998 Plan Restatement, so that approximately 9,356,000 shares would be available for issuance pursuant to future option grants, before taking into consideration options to acquire 15,000 shares granted to non-employee directors in February 1997 subject to shareholder approval of the 1998 Plan Restatement and subject to increases and adjustments for stock dividends, stock splits and other events as provided in the 1998 Plan Restatement.

  Maximum Individual Grant. In addition to increasing the number of eligible Participants, acquisitions in 1996 and 1997 increased the Company's asset size fourfold and transformed the Company from a regional financial services institution into a company with operations in 36 states. In order to give the Compensation Committee the ability to continue both to set salaries at competitive levels and to make long-term incentives that are directly linked to the enhancement of long-term shareholder value a significant component of Participants' total compensation, the 1998 Plan Restatement would increase the number of shares as to which options could be granted to any one Participant in any calendar year from 150,000 to 250,000.

  Authority to Amend the 1998 Plan Restatement. The 1998 Plan Restatement would eliminate certain shareholder approval provisions that no longer are needed to satisfy the requirements of Rule 16b-3 of the Exchange Act. Rule 16b-3 was amended by the SEC in August 1996. It provides an exemption from liability under the shortswing profit recapture provisions of the Exchange Act for certain securities transactions between an issuer and its officers and directors. The authority of the Board of Directors to terminate or amend the Original Stock Option Plan would be given to the Committee under the 1998 Plan Restatement. The 1998 Plan Restatement, however, would continue to require shareholders to approve any amendment that would change the aggregate number of shares that may be issued pursuant to the exercise of stock options or the maximum number of shares with respect to which any Participant may be granted stock options in any calendar year, or that would change the employees or class of employees eligible to receive stock options. Shareholder approval would no longer be required for any amendment that would increase the period during which options could be granted or exercised or would materially increase the benefits (as interpreted under former Rule 16b-3) accruing to Participants.

  Under the 1998 Plan Restatement, the Committee would continue to have discretion to adjust the maximum number and kind of shares of stock available for issuance pursuant to the exercise of options upon the occurrence of certain corporate events, including a stock dividend, stock split, reverse stock split, subdivision, consolidation or similar event, a transaction to which Section 424(a) of the Code applies, or any other event which, in the judgment of the Committee, necessitated such an increase or decrease.

  Annual Grant of Options to Directors. The Original Stock Option Plan currently provides for an automatic grant of nonqualified stock options to acquire 1,000 shares of Common Stock to be made annually to non-employee members of the Board of Directors. Under the 1998 Plan Restatement, each non-employee member of the Board of Directors automatically would receive an annual grant of nonqualified options to acquire 2,000 shares of Common Stock.

  Transfer of Options to Family Members. The 1998 Plan Restatement incorporates a new provision that would allow a Participant to transfer nonqualified stock options, but only (a) by will or by the laws of descent and distribution, or (b) to the extent not prohibited by the Committee, to Immediate Family Members, partnerships comprised solely of Immediate Family Members, and to trusts established solely for the benefit of Immediate Family Members. "Immediate Family Members" is defined to mean the Participant's spouse, children, grandparents, parents, aunts, uncles, brothers, sisters, cousins, nieces, nephews, grandchildren and great-grandchildren, and corresponding step relations. The Original Stock Option Plan did not provide for transferable options. Under the 1998 Plan Restatement, incentive stock options would continue to be transferable only by will or by the laws of descent and distribution.

  Exercise of Options after Termination. The 1998 Plan Restatement adds a provision allowing for a default period of 90 days within which a Participant must exercise any vested and exercisable options after termination of the Participant's relationship with the Company. The 1998 Plan Restatement, however, gives the Committee discretion to specify a longer or shorter period within which a terminating Participant must exercise vested options.

  The following description of the Company's 1998 Plan Restatement is qualified in its entirety by and subject to the terms and conditions of the 1998 Plan Restatement as set forth in Appendix A following this proxy statement.

PURPOSE

  The purpose of the 1998 Plan Restatement is to advance the interests of the Company, to provide a performance incentive to Participants and to align the Participants' interests with those of the Company, its affiliates and its shareholders through increased stock ownership.

ADMINISTRATION

  The Committee will construe and interpret the 1998 Plan Restatement and oversee its administration. Members of the Committee will be members of the Board of Directors and there will be at least as many members as required by Rule 16b-3 under the Exchange Act. Consistent with the terms of the 1998 Plan Restatement, the Committee will select the persons to whom awards of stock options will be made, the number of shares underlying stock options awarded, the price at which options may be exercised to purchase stock (provided that the exercise price is equal to, or greater than, 100% of the fair market value of stock on the grant date of the option), and other terms and conditions of the award of stock options.

ELIGIBILITY

  Employees, consultants and advisors of the Company or any of its affiliates will continue to be eligible to participate in the 1998 Plan Restatement. Members of the Company's Board of Directors who are not employees of the Company or any of its affiliates also will continue to be eligible to receive formula grants of options under the 1998 Plan Restatement. Except with respect to such formula grants, the Committee will have general discretion to determine which eligible Participants are to receive awards of stock options. Any award granted under the 1998 Plan Restatement will be evidenced by an agreement subject to all applicable provisions of the 1998 Plan Restatement.

SHARES AVAILABLE FOR GRANT

  The maximum aggregate number of shares of stock that may be issued pursuant to options granted under the 1998 Plan Restatement will be 12 million shares, subject to increases and adjustments for stock dividends, stock splits and other events as provided in the 1998 Plan Restatement. Subject to such increases and adjustments, after accounting for options granted under the Original Stock Option Plan as of March 6, 1998, approximately 9,356,000 shares will be available for future grants under the 1998 Plan Restatement. If the shareholders approve the 1998 Plan Restatement, this number will be reduced by the 15,000 shares as to which the Compensation Committee has granted options to non-employee directors subject to such approval.

IMPORTANT TERMS AND CONDITIONS OF THE 1998 PLAN RESTATEMENT

  Awards made under the 1998 Plan Restatement are subject to the following terms and conditions:

  Exercise Price. The price to be paid for shares of Common Stock upon exercise of an option may not be less than the fair market value of such shares on the grant date. Fair market value is defined as the closing price of the Common Stock on The Nasdaq National Market, as published in The New York Times or The Wall Street Journal, on the business day before the date as of which fair market value is being determined, or the value determined in good faith by the Committee if the Common Stock is not traded on The Nasdaq National Market. The exercise price of any incentive stock option granted to a Participant owning more than 10% of the outstanding shares of the Company may not be less than 110% of such fair market value.

  Limitation on Incentive Stock Options. The aggregate fair market value (determined at the time the option is granted) of shares with respect to which incentive stock options are exercisable for the first time during any calendar year may not exceed $100,000. If this limit is exceeded, the excess options will be treated as nonqualified options.

  Method of Exercise. An option may be exercised in whole or in part at such times and on such terms as are prescribed by the Committee in the Participant's option agreement. The exercise price may be paid by delivery to the Company of cash or, unless prohibited by the Committee, previously acquired shares of Common Stock of the Company, or other property acceptable to the Committee. As long as the Common Stock is registered with the SEC under the Exchange Act, and neither the Committee nor applicable laws or regulations prohibit the practice, a Participant may make a cashless exercise of an option by delivery of a properly executed exercise notice together with irrevocable instructions to a broker promptly to deliver to the Company the amount of sale or loan proceeds to pay the exercise price in compliance with Regulation T of the Federal Reserve Board. Employees of the Company or its affiliates that exercise nonqualified options must pay or make arrangements to pay withholding tax requirements applicable to the exercise of nonqualified options or the disposition of Common Stock acquired by the exercise of options.

  Exercise Period. Options will become exercisable on the date of grant unless otherwise specified in the Participant's stock option agreement prescribed by the Committee. No option may have a term for exercise that is longer than ten years from the date of grant. Any incentive stock option granted to a Participant owning more than 10% of the outstanding shares of the Company must terminate not later than five years from the date of grant. Upon a Participant's termination of employment with the Company and its affiliates, unless otherwise specified by the Committee (in a Participant's option agreement or otherwise), and except as otherwise specified in connection with a change in control under a properly authorized employment agreement between the Participant and the Company or an affiliate (an "Employment Agreement"), a Participant will have 90 days after termination of employment to exercise options that had become exercisable by the date of termination of employment.

  Acceleration of Vesting and Antidilution Adjustments. If the Company is involved in a merger or acquisition or any of certain other corporate changes in which its shareholders will receive cash, stock, or other property in exchange for their shares of Common Stock, the options issued under the 1998 Plan Restatement will accelerate immediately before closing of the transaction, and the Participants will be entitled to exercise any vested or unvested options they then hold, but all options will terminate upon the closing of such transaction; provided, however, that in its discretion, the Committee instead may elect to convert all unexercised options granted under the 1998 Plan Restatement into options to purchase stock of an acquiring institution on the same vesting schedule as provided in the Participant's option agreement and in the same proportion as used for determining the number of shares of stock of the acquiring corporation to be received by shareholders in the transaction. The 1998 Plan Restatement prohibits the Committee from taking any action contrary to any provision regarding vesting of options contained in an option agreement or Employment Agreement if it would result in a reduction of benefits to a Participant without the Participant's consent. In addition, applicable accounting rules may circumscribe the Committee's discretion to convert options to acquire Washington Mutual's Common Stock into options to acquire stock of an acquiring company.

  Transferability of Options. Incentive stock options are transferable only by will or by the laws of descent and distribution and may be exercised only by the Participant to whom it was granted, unless he or she is deceased. Nonqualified stock options are transferable only (a) by will or by the laws of descent and distribution, or (b) to the extent not prohibited by the Committee, to Immediate Family Members, partnerships comprised solely of Immediate Family Members, and to trusts established solely for the benefit of Immediate Family Members.

FEDERAL INCOME TAX CONSEQUENCES

  The Company believes that under present law, the following are the U.S. federal income tax consequences generally applicable to options. The grant of an option will create no tax consequences for a Participant or the Company. A Participant will have no taxable income upon exercising an incentive stock option (except that the alternative minimum tax may apply) except in certain circumstances, and the Company will receive no deduction when an incentive stock option is exercised except in certain circumstances. Upon exercising an option other than an incentive stock option, a Participant must recognize ordinary income generally equal to the difference between the fair market value of the shares on the date of exercise and the exercise price. The Company will be entitled to a deduction for the same amount. The treatment to a Participant of a disposition of shares acquired through the exercise of an option generally depends on how long the shares were held and on whether the shares were acquired by exercising an incentive stock option or by exercising an option other than an incentive stock option. Generally, there will be no tax consequence to the Company in connection with a disposition of shares acquired under an option, except that the Company may be entitled to a deduction in the case of a disposition of shares acquired under an incentive stock option before the applicable incentive stock option holding periods have been satisfied.

SHAREHOLDER APPROVAL

  The affirmative vote of holders of a majority of the shares of Common Stock represented at the Annual Meeting is required to approve the 1998 Plan Restatement. If the 1998 Plan Restatement is not approved by the shareholders, the Original Stock Option Plan will continue to be used.

  Unless instructions to the contrary are specified in a properly signed and returned proxy, the proxies will be voted for the approval of the 1998 Plan Restatement.

  THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" APPROVAL OF THE WASHINGTON MUTUAL 1994 STOCK OPTION PLAN, AS AMENDED AND RESTATED.

        PROPOSAL 3. RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

  The Board of Directors requests that the shareholders ratify its selection of Deloitte & Touche LLP as the independent auditors for the Company for the current fiscal year. In the event that ratification of this selection of independent auditors is not obtained, the Board of Directors will review its future selection of auditors.

  Representatives of Deloitte & Touche LLP will be present at the Annual Meeting of Shareholders, with the opportunity to make a statement if so desired, and will be available to respond to appropriate questions submitted to the Secretary of Washington Mutual in advance of the Annual Meeting.

  THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" RATIFICATION OF APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY'S INDEPENDENT AUDITORS.

                                 ANNUAL REPORT

  A copy of Washington Mutual's 1997 Annual Report to Shareholders is enclosed. ADDITIONAL COPIES OF THE ANNUAL REPORT MAY BE OBTAINED WITHOUT CHARGE BY WRITING TO INVESTOR RELATIONS, WASHINGTON MUTUAL, INC., 1201 THIRD AVENUE, SUITE 1213, SEATTLE, WASHINGTON 98101.

                 SHAREHOLDER PROPOSALS FOR 1999 ANNUAL MEETING

  Shareholder proposals intended to be presented at the 1999 Annual Meeting of Shareholders must be received by the Company no later than December 18, 1998. Proposals may be mailed to the Company, to the attention of the Secretary, 1201 Third Avenue, Suite 1700, Seattle, Washington 98101.

                                 OTHER MATTERS

  As of the date of this Proxy Statement, management knows of no matters that will be presented for consideration at the Annual Meeting other than the proposals set forth in this Proxy Statement. If any other matters properly come before the Annual Meeting, it is intended that the shares represented by proxies will be voted in accordance with the judgment of the persons voting such proxies.

                                       By Order of the Board of Directors,

                                       /s/ William L. Lynch

                                       William L. Lynch
                                       Secretary

March 18, 1998

                                                                      APPENDIX A

                               WASHINGTON MUTUAL

                             1994 STOCK OPTION PLAN

                As Amended and Restated as of February 17, 1998

                     WASHINGTON MUTUAL AMENDED AND RESTATED
                             1994 STOCK OPTION PLAN

                               TABLE OF CONTENTS

 ARTICLE 1. DEFINITIONS..................................................... A-1
 1.1  Affiliate............................................................  A-1
 1.2  Agreement............................................................  A-1
 1.3  Board................................................................  A-1
 1.4  Code.................................................................  A-1
 1.5  Committee............................................................  A-1
 1.6  Company..............................................................  A-1
 1.7  Date of Exercise.....................................................  A-1
 1.8  Exchange Act.........................................................  A-1
 1.9  Fair Market Value....................................................  A-1
 1.10 Incentive Option.....................................................  A-1
 1.11 Nonqualified Option..................................................  A-1
 1.12 Option...............................................................  A-1
 1.13 Participant..........................................................  A-1
 1.14 Plan.................................................................  A-1
 1.15 Stock................................................................  A-1
 1.16 Ten Percent Shareholder..............................................  A-1

 ARTICLE 2. PURPOSE OF PLAN................................................. A-2

 ARTICLE 3. ADMINISTRATION.................................................. A-2
 3.1  Administration of Plan...............................................  A-2
 3.2  Authority to Grant Options...........................................  A-2
 3.3  Discretionary Authority of Committee.................................  A-2

 ARTICLE 4. ELIGIBILITY AND LIMITATIONS ON GRANTS........................... A-3
 4.1  Participation........................................................  A-3
 4.2  Limitations on Grants................................................  A-3
 4.3  Limitation on Incentive Options......................................  A-3
 4.4  Ten Percent Limitation on Ownership..................................  A-4
 4.5  Annual Grants to Nonemployee Board Members...........................  A-4

 ARTICLE 5. STOCK SUBJECT TO PLAN........................................... A-4
 5.1  Maximum Number of Shares.............................................  A-4

 ARTICLE 6. EXERCISE OF OPTIONS............................................. A-4
 6.1  Exercise Price.......................................................  A-4
 6.2  Commencement of Right to Exercise....................................  A-4
 6.3  Maximum Exercise Period..............................................  A-4
 6.4  Early Termination of Right to Exercise...............................  A-4
 6.5  Transferability......................................................  A-5

 ARTICLE 7. METHOD OF EXERCISE.............................................. A-5
 7.1  Exercise.............................................................  A-5
 7.2  Payment..............................................................  A-5
 7.3  Federal Withholding Tax Requirements.................................  A-5
 7.4  Shareholder Rights...................................................  A-5

 ARTICLE 8. ADJUSTMENT UPON CORPORATE CHANGES............................... A-5
 8.1  Adjustments to Shares................................................  A-5
 8.2  Substitution of Options on Merger or Acquisition.....................  A-6
 8.3  Effect of Certain Transactions.......................................  A-6
 8.4  No Preemptive Rights.................................................  A-6
 8.5  Fractional Shares....................................................  A-6

 ARTICLE 9. COMPLIANCE WITH LAW AND APPROVAL OF REGULATORY BODIES........... A-6
 9.1  General..............................................................  A-6
 9.2  Representations by Participants......................................  A-6

 ARTICLE 10. GENERAL PROVISIONS............................................. A-7
 10.1 Effect on Employment.................................................  A-7
 10.2 Unfunded Plan........................................................  A-7
 10.3 Rules of Construction................................................  A-7
 10.4 Governing Law........................................................  A-7
 10.5 Compliance With Section 16 of the Exchange Act.......................  A-7
 10.6 Amendment............................................................  A-7
 10.7 Time to Grant Incentive Options......................................  A-7
 10.8 Effective Date of Plan...............................................  A-7

         WASHINGTON MUTUAL AMENDED AND RESTATED 1994 STOCK OPTION PLAN

                            ARTICLE 1. DEFINITIONS

  1.1 Affiliate. A "parent corporation," as defined in section 424(e) of the Code, or "subsidiary corporation," as defined in section 424(f) of the Code, of the Company.

  1.2 Agreement. A written agreement (including any amendment or supplement thereto) between the Company or Affiliate and a Participant specifying the terms and conditions of an Option granted to such Participant.

  1.3 Board. The board of directors of the Company.

  1.4 Code. The Internal Revenue Code of 1986, as amended.

  1.5 Committee. A committee with at least as many members as required by Rule 16b-3 of the Exchange Act who are members of the Board.

  1.6 Company. Washington Mutual, Inc., successor to Washington Mutual Savings Bank as Plan sponsor, and its successors.

  1.7 Date of Exercise. The later of the date that the Participant delivers a written notice of exercise to the Company and the date that the Option exercise price is received by the Company.

  1.8 Exchange Act.  The Securities Exchange Act of 1934, as amended.

  1.9 Fair Market Value. On any given date, the applicable description below:

    (a) The closing price of the Stock as traded on The Nasdaq National Market, as published in The New York Times or The Wall Street Journal, on the business day immediately preceding the date as of which Fair Market Value is being determined.

    (b) If the Stock is not traded as described in subparagraph (a), Fair Market Value shall be the value determined in good faith by the Committee or the Board.

  1.10 Incentive Option. An Option that is intended to qualify as an "incentive stock option" within the meaning of section 422 of the Code. An Incentive Option shall not be invalid for failure to qualify under section 422 of the Code, but shall be treated as a Nonqualified Option.

  1.11 Nonqualified Option. An Option that is not an Incentive Option.

  1.12 Option. The right that is granted hereunder to a Participant to purchase from the Company a stated number of shares of Stock at the price set forth in an Agreement. As used herein, an Option includes both Incentive Options and Nonqualified Options.

  1.13 Participant. A person who is awarded Options hereunder. All employees, consultants and advisors of the Company or of an Affiliate are eligible to become Participants. Members of the Board who are not employees of the Company or its Affiliates are also eligible to become Participants to the extent that they receive Options pursuant to grants specifically called for by the terms of this Plan.

  1.14 Plan. The Washington Mutual Amended and Restated 1994 Stock Option Plan, as embodied herein and as amended from time to time, and including the Washington Mutual 1994 Stock Option Plan, which is the predecessor version of this Plan.

  1.15 Stock. The common stock of the Company.

  1.16 Ten Percent Shareholder. An individual who owns more than 10% of the total combined voting power of all classes of stock of the Company or an Affiliate at the time he or she is granted an Option. For the purpose of determining if an individual is a Ten Percent Shareholder, he or she shall be deemed to own any voting stock owned (directly or indirectly) by or for his or her brothers and sisters (whether by whole or half blood), spouse, ancestors or lineal descendants and shall be considered to own proportionately any voting stock owned (directly or indirectly) by or for a corporation, partnership, estate or trust of which such individual is a shareholder, partner or beneficiary.

                          ARTICLE 2. PURPOSE OF PLAN

  The purpose of the Plan is to advance the interests of the Company, to provide a performance incentive and to align the interests of the Participants with the interests of the Company, its Affiliates, and its shareholders through increased stock ownership by the Participants. It is intended that Participants may acquire or increase their proprietary interests in the Company, that Participant employees will be encouraged to remain in the employ of the Company or of its Affiliates, and that Participant consultants, advisors and board members will be encouraged to maintain their relationships with the Company or its Affiliates. The proceeds received by the Company from the sale of Stock pursuant to this Plan may be used for general corporate purposes.

  The Plan was originally established and maintained by Washington Mutual Savings Bank as the Washington Mutual 1994 Stock Option Plan (the "Original Plan"). By action of the respective boards of directors of Washington Mutual Savings Bank and the Company, the Company became the sponsor of the Original Plan, effective November 29, 1994, at which time common stock of the Company was substituted for common stock of Washington Mutual Savings Bank. The Original Plan was previously approved by the shareholders of Washington Mutual Savings Bank, the prior sponsor of the Original Plan.

  The Company is now adopting this amendment and restatement of the Original Plan, effective as of February 17, 1998, in order, among other things, to increase the maximum number of shares authorized to be awarded under the Original Plan from 4 million to 12 million, to increase the maximum number of shares authorized to be awarded to any one Participant in any calendar year from 150,000 to 250,000, to increase the annual grant of options to nonemployee Board members from 1,000 to 2,000 shares, to conform the Original Plan to changes made to rules issued under the Securities Exchange Act of 1934, and to generally conform the Original Plan with certain changes made, effective February 18, 1997, to the terms of the Washington Mutual Restricted Stock Plan.

  The adoption of this Amended and Restated 1994 Stock Option Plan was approved by action of the Board on February 17, 1998, subject to shareholder approval.

                           ARTICLE 3. ADMINISTRATION

  3.1 Administration of Plan. The Plan shall be administered by the Committee. The Committee shall have complete authority to (i) interpret all provisions of this Plan; (ii) prescribe the form of any Agreement; (iii) adopt, amend, and rescind rules for Plan administration; and (iv) make all determinations it deems advisable for the administration of this Plan. The express grant in the Plan of any specific power to the Committee shall not be construed as limiting any power or authority of the Committee. Any decision made or action taken by the Committee to administer the Plan shall be final and conclusive. No member of the Committee shall be liable for any act done in good faith with respect to this Plan or any Agreement or Option. The Company shall bear all expenses of Plan administration.

  3.2 Authority to Grant Options. The Committee shall have authority to grant Options upon such terms the Committee deems appropriate and that are not inconsistent with the provisions of this Plan. Such terms may include conditions on the exercise of all or any part of an Option.

  3.3 Discretionary Authority of Committee. The Committee shall have full discretionary power, subject to, and within the limits of, Articles 4, 5 and 6 of the Plan:

    (a) To determine from time to time who of the eligible persons shall be granted Options, and the time or times when, and the number of shares for which, an Option or Options shall be granted to such persons.

    (b) To determine whether to grant Incentive Options, Nonqualified Options, or both to eligible persons pursuant to the provisions of the Plan.

    (c) To prescribe the other terms and provisions (which need not be identical) of each Option granted under the Plan to eligible persons.

    (d) To modify or amend any term or provision of any Option granted under the Plan, provided that the consent of the holder thereof must be obtained for any modification or amendment that reduces the benefits to the holder of the Option.

    (e) To construe and interpret the Plan and Options granted hereunder (including the Agreements), and to establish, amend, and revoke rules and regulations for administration. The Committee, in the exercise of this power, may correct any defect or supply any omission, or reconcile any inconsistency in the Plan, or in any Agreement, in the manner and to the extent it shall deem necessary or expedient to make the Plan fully effective. In exercising this power the Committee may retain counsel at the expense of the Company. All decisions and determinations by the Committee in exercising this power shall be final and binding upon the Company and the Participants.

    (f) To determine the duration and purposes of leaves of absence which may be granted to a Participant without constituting a termination of his or her employment for purposes of the Plan or an Agreement.

    (g) To accelerate the time at which an Option may be exercised, or otherwise modify the terms of an Option in a manner favorable to the Participant.

    (h) Subject to the maximum exercise period provided in Section 6.3, to extend the time within which any Participant must exercise any Option, in whole or in part.

    (i) Notwithstanding Section 6.3, to extend the exercise period of an Option beyond the maximum exercise period provided in Section 6.3, in whole or in part, if the Committee determines that a Participant will be unable to exercise such Option within the maximum exercise period on account of an unforeseeable hardship.

    (j) To authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Option previously granted hereunder.

    (k) To interpret the Plan and make any determinations that are necessary or desirable in the administration of the Plan.

    (l) To exercise such powers and to make all other determinations deemed necessary or expedient to promote the best interests of the Company with respect to the Plan.

               ARTICLE 4. ELIGIBILITY AND LIMITATIONS ON GRANTS

  4.1 Participation. The Committee may from time to time designate persons to whom Options are to be granted from among those who are eligible to become Participants. Such designation shall specify the number of shares of Stock subject to each Option. All Options granted under this Plan shall be evidenced by Agreements which shall designate such Option as either an Incentive Option or Nonqualified Option, and which shall be subject to applicable provisions of this Plan or such other provisions as the Committee may adopt that are not inconsistent with Articles 4, 5 and 6 of the Plan.

  4.2 Limitations on Grants. A nonemployee Board member is not eligible to receive a grant of Options except as provided in Section 4.5. A person who is not an employee of the Company or an Affiliate is not eligible to receive an Incentive Option. The maximum number of shares of Stock with respect to which Options may be granted to any Participant in any calendar year under the Plan is 250,000.

  4.3 Limitation on Incentive Options. To the extent that the aggregate Fair Market Value of Stock with respect to which Incentive Options are exercisable for the first time by a Participant during any calendar year (under all incentive stock option plans of the Company and its Affiliates) exceeds $100,000 (the Fair Market Value being determined as of the date each Option was granted), such Options shall be treated as Nonqualified Options. This provision shall be applied by taking Incentive Options into account in the order in which they were granted.

  4.4 Ten Percent Limitation on Ownership. Unless requisite approvals are obtained from the Federal Deposit Insurance Corporation, the Office of Thrift Supervision or other regulatory entities, no person shall be eligible to receive or exercise any option which, if exercised, would result in his or her holding beneficially or of record in excess of 10% of the outstanding voting stock of the Company.

  4.5 Annual Grants to Nonemployee Board Members.

    (a) Grant Date. Nonqualified Options shall be granted automatically each year to each individual who, on the third Tuesday of February of each year (the "Eligibility Date"), is a member of the Board and is not an employee of the Company or its Affiliates.

    (b) Number of Shares; Exercise Price. On each Eligibility Date beginning on the third Tuesday of February 1998, each nonemployee Board member described in Section 4.5(a) shall be granted a Nonqualified Option to acquire 2,000 shares of Stock. The exercise price for such Nonqualified Options shall be the Fair Market Value of Stock on the respective Eligibility Dates.

    (c) Exercisability. For purposes of determining the dates on which Options can be exercised, each Nonqualified Option awarded under this
  Section 4.5 shall be fully exercisable on the earlier to occur, if at all, of (1) the third Tuesday in February after the year that the option was granted, provided that the individual is still a member of the Board, or
  (2) the date of the individual's mandatory retirement from the Board (as defined in the Company's bylaws).

                       ARTICLE 5. STOCK SUBJECT TO PLAN

  5.1 Maximum Number of Shares. The maximum aggregate number of shares of Stock that may be issued pursuant to the exercise of Options under this Plan (including the predecessor of this Plan, the Original Plan) is twelve million (12,000,000) shares, subject to adjustments as provided in Article 8.

                        ARTICLE 6. EXERCISE OF OPTIONS

  6.1 Exercise Price. The exercise price of an Option shall be not less than 100% of the Fair Market Value of a share of Stock on the date the Option is granted. In the case of a Ten Percent Shareholder, however, the exercise price of an Incentive Option shall not be less than 110% of the Fair Market Value of a share of Stock on the date the Option is granted. If the exercise price of an Option is changed after the date it is granted, such change shall be deemed to be a termination of the existing Option and the issuance of a new Option.

  6.2 Commencement of Right to Exercise. An Option shall first become exercisable on the date of grant if not otherwise specified; as may otherwise be specified by the Committee (in the Agreement or otherwise); or as may be specified in connection with a change in control under a properly authorized employment agreement between the Participant and the Company or an Affiliate.

  6.3 Maximum Exercise Period. The maximum period in which an Option may be exercised shall be determined by the Committee on the date of grant except that no Option shall be exercisable after the expiration of 10 years (five years in the case of Incentive Options granted to a Ten Percent Shareholder) from the date it was granted. The terms of any Option may provide that it is exercisable for a shorter period.

  6.4 Early Termination of Right to Exercise. Unless otherwise specified by the Committee (in the Agreement or otherwise), and except as otherwise specified in connection with a change in control under a properly authorized employment agreement between the Participant and the Company or an Affiliate, if the Participant for any reason ceases to be an employee, consultant, advisor or director of the Company or an Affiliate, and the Participant does not thereupon become an employee, consultant, advisor or director of the Company or an Affiliate, the Participant shall have the right for 90 days after termination of the relationship to exercise only the portion of the Participant's Options that had become exercisable by the date of the termination, and thereafter the Options shall terminate and cease to be exercisable.

  6.5 Transferability. Any Incentive Option granted under this Plan shall be transferable only by will or by the laws of descent and distribution and may be exercised only by the Participant to whom it was granted, unless he or she is deceased. Any Nonqualified Option granted under this Plan shall be transferable only (a) by will or by the laws of descent and distribution, or
(b) to the extent not prohibited by the Committee, to Immediate Family Members, partnerships in which the only partners are Immediate Family Members, or trusts established solely for the benefit of Immediate Family Members. "Immediate Family Members" are the grandparents, parents, aunts, uncles, spouse, brothers, sisters, cousins, children, nieces, nephews, grandchildren and great-grandchildren, and corresponding step relations, of the Participant who holds the Nonqualified Option. No right or interest of a Participant in any Option shall be liable for, or subject to, any lien, obligation or liability of such Participant.

                         ARTICLE 7. METHOD OF EXERCISE

  7.1 Exercise. An Option granted hereunder shall be deemed to have been exercised on the Date of Exercise. Subject to the provisions of Articles 6 and 9 and any contrary provisions in the Agreement, an Option may be exercised in whole or in part at such times and in compliance with such requirements as the Committee shall determine.

  7.2 Payment. Unless otherwise provided by the Agreement, payment of the Option price shall be made in cash or, unless prohibited by the Committee, Stock that was acquired prior to the exercise of the Option, other consideration acceptable to the Committee, or a combination thereof. As long as the Stock is registered under the Exchange Act, and to the extent permitted by applicable laws and regulations (including, but not limited to, federal tax and securities laws and regulations) and not prohibited by the Committee, an Option may also be exercised by delivery of a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company the amount of sale or loan proceeds to pay the exercise price in compliance with Regulation T (12 C.F.R. Part 220).

  7.3 Federal Withholding Tax Requirements. Upon exercise of a Nonqualified Option by a Participant who was an employee of the Company or an Affiliate when the Option was issued, the Participant shall, upon notification of the amount due and prior to or concurrently with the delivery of the certificates representing the shares, pay to the Company amounts necessary to satisfy applicable federal, state and local withholding tax requirements or shall otherwise make arrangements satisfactory to the Company for such requirements. The Participant shall likewise pay or make arrangements for any withholding tax requirements that may apply or become applicable to any other exercise of Options or disposition of Stock acquired by the exercise of Options. Further, the Company or its Affiliate shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to any Participant any federal, state or local taxes of any kind required by law to be withheld with respect to the exercise of Options or disposition of Stock acquired by the exercise of Options.

  7.4 Shareholder Rights. No Participant shall have any rights as a stockholder with respect to shares subject to his or her Option prior to the Date of Exercise of such Option.

                 ARTICLE 8. ADJUSTMENT UPON CORPORATE CHANGES

  8.1 Adjustments to Shares. The maximum number and kind of shares of Stock with respect to which Options hereunder may be granted and which are the subject of outstanding Options shall be adjusted by way of increase or decrease as the Committee determines (in its sole discretion) to be appropriate, in the event that:

    (a) the Company effects one or more stock dividends, stock splits, reverse stock splits, subdivisions, consolidations or other similar events;

    (b) the Company or an Affiliate engages in a transaction to which section 424(a) of the Code applies; or

    (c) there occurs any other event which in the judgment of the Committee necessitates such action.

  Provided, however, that if an event described in paragraph (a) or (b) above occurs, the Committee shall make adjustments to the limits on Options specified in Section 4.2, to the limitation on aggregate awards of

Options under Section 5.1, and to the number of options to be awarded under
Section 4.5 that are proportionate to the modifications of the Stock that are on account of such corporate changes.

  8.2 Substitution of Options on Merger or Acquisition. The Committee may grant Options in substitution for stock awards, stock options, stock appreciation rights or similar awards held by an individual who becomes an employee of the Company or an Affiliate in connection with a transaction to which section 424(a) of the Code applies. The terms of such substituted Options shall be determined by the Committee in its sole discretion, subject only to the limitations of Article 5.

  8.3 Effect of Certain Transactions. Upon a merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation of the Company, as a result of which the shareholders of the Company receive cash, stock or other property in exchange for their shares of Stock, any Option granted hereunder shall terminate, provided that the Participant shall have the right immediately prior to any such merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation to exercise his or her Options in whole or in part whether or not the vesting requirements set forth in any Agreement have been satisfied, unless the Committee elects to convert all Options hereunder into options to purchase stock of an acquiring corporation. If the Committee so elects to convert the Options, the amount and price of such converted options shall be determined by adjusting the amount and price of the Options granted hereunder in the same proportion as used for determining the number of shares of stock of the acquiring corporation the holders of the Stock receive in such merger, consolidation, acquisition of property or stock, separation or reorganization, and the vesting schedule set forth in the Agreement shall continue to apply to the converted options. Nothing in this Section 8.3 or elsewhere in the Plan shall authorize the Committee to take any action contrary to any provision regarding vesting of Options that is contained in any Agreement or employment agreement if the action would reduce the benefits to the Participant, unless the Participant consents to the action.

  8.4 No Preemptive Rights. The issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services rendered, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, outstanding Options.

  8.5 Fractional Shares. Only whole shares of Stock may be acquired through the exercise of an Option. The Company will return to the Participant any amount tendered in the exercise of an Option remaining after the maximum number of whole shares have been purchased.

       ARTICLE 9. COMPLIANCE WITH LAW AND APPROVAL OF REGULATORY BODIES

  9.1 General. No Option shall be exercisable, no Stock shall be issued, no certificates for shares of Stock shall be delivered, and no payment shall be made under this Plan except in compliance with all federal and state laws and regulations (including, without limitation, withholding tax requirements), federal and state securities laws and regulations and the rules of all national securities exchanges or self-regulatory organizations on which the Company's shares may be listed. The Company shall have the right to rely on an opinion of its counsel as to such compliance. Any certificate issued to evidence shares of Stock for which an Option is exercised may bear such legends and statements as the Committee upon advice of counsel may deem advisable to assure compliance with federal and state laws and regulations. No Option shall be exercisable, no Stock shall be issued, no certificate for shares shall be delivered and no payment shall be made under this Plan until the Company has obtained such consent or approval as the Committee may deem advisable from any regulatory bodies having jurisdiction over such matters.

  9.2 Representations by Participants. As a condition to the exercise of an Option, the Company may require a Participant to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares, if, in the opinion of counsel for the Company, such representation is required by any relevant provision of the laws referred to in Section 9.1. At the option of the Company, a stop transfer order against any shares of Stock may be placed on the official stock books and records of the Company, and a legend indicating that the Stock may not be pledged, sold or otherwise transferred unless an opinion of counsel is provided (concurred in by counsel for the Company) and stating that such transfer is not in violation of any applicable law or regulation may be stamped on the stock certificate in order to assure exemption from registration. The Committee may also require such other action or agreement by the Participants as may from time to time be necessary to comply with the federal and state securities laws. This provision shall not obligate the Company or any Affiliate to undertake registration of Options or Stock hereunder.

                        ARTICLE 10. GENERAL PROVISIONS

  10.1 Effect on Employment. Neither the adoption of this Plan, its operation, nor any documents describing or referring to this Plan (or any part thereof) shall confer upon any employee any right to continue in the employ of the Company or an Affiliate or in any way affect any right and power of the Company or an Affiliate to terminate the employment of any employee at any time with or without assigning a reason therefor.

  10.2 Unfunded Plan. The Plan shall be unfunded, and the Company shall not be required to segregate any assets that may at any time be represented by grants under this Plan. Any liability of the Company to any person with respect to any grant under this Plan shall be based solely upon contractual obligations that may be created hereunder. No such obligation of the Company shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company.

  10.3 Rules of Construction. Headings are given to the articles and sections of this Plan solely as a convenience to facilitate reference. The masculine gender when used herein refers to both masculine and feminine. The reference to any statute, regulation or other provision of law shall be construed to refer to any amendment to or successor of such provision of law.

  10.4 Governing Law. The laws of the State of Washington shall apply to all matters arising under this Plan, to the extent that federal law does not apply.

  10.5 Compliance With Section 16 of the Exchange Act. With respect to persons subject to Section 16 of the Exchange Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of this Plan or action by the Committee fails to so comply, it shall be deemed null and void to the extent permitted by law and deemed advisable by the Committee.

  10.6 Amendment. The Committee may amend or terminate this Plan at any time; provided, however, an amendment that would have a material adverse effect on the rights of a Participant under an outstanding Option is not valid with respect to such Option without the Participant's consent, except as necessary for Incentive Options to maintain qualification under the Code. Provided further that the shareholders of the Company must approve any amendment that increases either the aggregate number of shares of Stock that may be issued pursuant to the exercise of Options granted under the Plan or the maximum number of shares with respect to which any Participant may be granted Options in any calendar year (other than any such increase made pursuant to Article
8), or that changes the employees (or class of employees) eligible to receive Options.

  10.7 Time to Grant Incentive Options. No Incentive Option may be granted under this Amended and Restated 1994 Stock Option Plan more than ten years after the date that this Amended and Restated 1994 Stock Option Plan is approved by shareholders as provided in Section 10.8. Incentive Options granted before the expiration of that ten year period shall remain valid in accordance with their terms and the terms of this Plan. Any Option purportedly granted under this Plan as an Incentive Option after the expiration of that ten year period shall be treated as a Nonqualified Option but shall otherwise remain valid in accordance with its terms and the terms of this Plan.

  10.8 Effective Date of Plan. This Amended and Restated 1994 Stock Option Plan is subject to the condition subsequent that it is approved by shareholders holding a majority of the Company's outstanding voting stock present or represented by proxy and entitled to vote at the Company's next annual shareholders' meeting, which is duly held, that occurs after February 17, 1998, the date that the Board adopted this Amended and Restated 1994 Stock Option Plan subject to shareholder approval. If such shareholder approval is not given, this Amended and Restated 1994 Stock Option Plan shall be of no force or effect and the Original Plan shall continue to govern.

  IN WITNESS WHEREOF, the Company has caused this Plan to be executed on this
the       day of                , 1998, but to be effective on February 17,
1998.

                                        WASHINGTON MUTUAL, INC.

                                        By:_____________________________________
                                           M. Lynn Ryder

                                        Its: Senior Vice President

                       [LOGO OF WASHINGTON MUTUAL, INC.]

                     1201 THIRD AVENUE, SEATTLE, WA 98101

          PROXY FOR THE APRIL 21, 1998 ANNUAL MEETING OF SHAREHOLDERS

 THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF WASHINGTON MUTUAL, INC.

     The undersigned shareholder(s) of Washington Mutual, Inc. (the "Company") hereby appoints William L. Lynch and Marc R. Kittner, and each of them, as proxies, each with the power of substitution to represent and to vote, as designated below, all the shares of Common Stock of the Company held of record by the undersigned on March 6, 1998, at the Annual Meeting of Shareholders to be held at 10 a.m., Tuesday, April 21, 1998, and at any and all adjournments thereof.

--------------------------------------------------------------------------------
                     [ARROW] FOLD AND DETACH HERE [ARROW]

                            WASHINGTON MUTUAL, INC.
                       [LOGO OF WASHINGTON MUTUAL, INC.]
                        ANNUAL MEETING OF SHAREHOLDERS

                            Tuesday, April 21, 1998
                                    10 a.m.
                          Four Seasons Olympic Hotel
                             411 University Street
                              Seattle, Washington

                                                              PLEASE MARK    [X]
                                                              YOUR VOTES
                                                              AS INDICATED

1.   ELECTION OF DIRECTORS:

            FOR ALL NOMINEES LISTED          WITHHOLD AUTHORITY TO
            BELOW (EXCEPT AS MARKED          VOTE FOR ALL NOMINEES
            TO THE CONTRARY BELOW)                LISTED BELOW
                     [ ]                               [ ]

     (INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below.)

     Nominees (Term Will Expire in 1999): Samuel B. McKinney
     Nominees (Term Will Expire in 2000): Willis B. Wood, Jr.
     Nominees (Term Will Expire in 2001):
          John W. Ellis
          Anne V. Farrell
          Stephen E. Frank
          William P. Gerberding
          Enrique Hernandez, Jr.

2. APPROVAL OF THE WASHINGTON MUTUAL 1994 STOCK OPTION PLAN, AS AMENDED AND RESTATED.

     FOR     AGAINST    ABSTAIN
     [ ]       [ ]        [ ]

3. RATIFICATION OF APPOINTMENT OF DELOITTE & TOUCHE LLP as the Company's Independent auditors.

     FOR     AGAINST    ABSTAIN
     [ ]       [ ]        [ ]

Shares represented by all properly executed proxies will be voted in accordance with instructions appearing on the proxy and in the discretion of the proxy holders as to any other matter that may properly come before the Annual Meeting of Shareholders. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEMS 1, 2, AND
3. IN THE ABSENCE OF SPECIFIC INSTRUCTIONS, PROXIES WILL BE VOTED FOR ITEMS 1, 2, AND 3 AND IN THE DISCRETION OF THE PROXY HOLDERS AS TO ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING OF SHAREHOLDERS.

DATED: _______________________________, 1998

SIGNATURE(S) _______________________________

____________________________________________
(Please sign as name(s) appear on this proxy and date this proxy. If a joint account, each joint owner must sign. If signing for a corporation or partnership or as agent, attorney or fiduciary, indicate the capacity in which you are signing.)

--------------------------------------------------------------------------------
                     [ARROW] FOLD AND DETACH HERE [ARROW]

                            WASHINGTON MUTUAL, INC.
                       [LOGO OF WASHINGTON MUTUAL, INC.]
                        ANNUAL MEETING OF SHAREHOLDERS

                            Tuesday, April 21, 1998
                                    10 a.m.
                          Four Seasons Olympic Hotel
                             411 University Street
                              Seattle, Washington